Exhibit 99.1
1ST SOURCE CORPORATION
EMPLOYEE STOCK OWNERSHIP AND PROFIT SHARING PLAN
(As Amended and Restated Generally Effective as of October 1, 2006)

Krieg DeVault LLP One Indiana Square, Suite 2800 Indianapolis, IN 46204-2079 www.kriegdevault.com	10/06

ADOPTION OF
1ST SOURCE CORPORATION
EMPLOYEE STOCK OWNERSHIP AND PROFIT SHARING PLAN
(As Amended and Restated Effective as of October 1, 2006)
     Pursuant to resolutions adopted by the Board of Directors of 1st Source Corporation (the “Company”) on October ___, 2006, the undersigned officers of the Company hereby adopt the 1st Source Corporation Employee Stock Ownership and Profit Sharing Plan (as Amended and Restated Effective as of October 1, 2006) on behalf of the Company, in the form attached hereto.
     Dated this ___day of October, 2006.

1ST SOURCE CORPORATION

By:

Its:

ATTEST:

By:

Its:

i

Section	Page
SUPPLEMENT A CLAIMS AND REVIEW PROCEDURES	A1

SUPPLEMENT B TOP-HEAVY PROVISIONS	B1

SUPPLEMENT C LIMITATIONS ON COMPENSATION DEFERRAL AND MATCHING CONTRIBUTIONS	C1

SUPPLEMENT D PARTICIPATION BY AND WITHDRAWAL OF AFFILIATES	D1

SUPPLEMENT E PARTICIPANT LOANS	E1

SUPPLEMENT F MINIMUM REQUIRED DISTRIBUTIONS	F1

SUPPLEMENT G MONEY PURCHASE PLAN ACCOUNT	G1

SUPPLEMENT H SECTION 1042 NON-ALLOCATION REQUIREMENTS	H1

SUPPLEMENT I EXEMPT LOANS	I1

1ST SOURCE CORPORATION
EMPLOYEE STOCK OWNERSHIP AND PROFIT SHARING PLAN
Article I
Introduction
     Section 1.1 Purposes. The 1st Source Corporation Employee Stock Ownership and Profit Sharing Plan (the “Plan”) is maintained by 1st Source Corporation (the “Company”). The Plan consists of the following two components: (i) a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) which is designed to invest primarily in qualifying employer securities, as defined in Code Section 409(l), and which meets the requirements of Code Section 4975(e)(7) and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to employee stock ownership plans (“ESOPs”) (referred to herein as the “ESOP Component”); and (ii) a qualified cash or deferred arrangement described in Code Section 401(k), no part of which can be invested in Company Stock and which is therefore not an employee stock ownership plan (referred to herein as the “401(k) Component”).
     The purposes of the Plan, as restated, are to enable eligible employees to (i) provide for their future financial security by deferring a portion of their compensation and having those funds accumulate in their 401(k) Account, (ii) share in the growth and prosperity of the Company, (iii) accumulate capital for their future economic security, and (iv) acquire beneficial stock ownership interests in the Company. Contributions to the portion of the Plan which consists of the ESOP Account will be invested primarily in qualifying employer securities, within the meaning of Code Section 4975(e)(8) and ERISA Section 407(d)(5), issued by the Company (“Company Stock”).
     The Plan is also designed to assist the Company in meeting some of its corporate finance objectives. Accordingly, it may be used to:
(a)	Provide an entity which can purchase Company Stock from time to time in the open market or directly from the Company.

(b)	Receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans (or credit) secured primarily by a commitment by the Company to make (subject to the limitations in Section 5.12) Company Contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid.
     Section 1.2 Effective Date. The Plan was originally established by the Company as the 1st Source Corporation Employees’ Profit Sharing Plan effective September 28, 1971 (the “Original Effective Date”). The 1st Source Corporation Employees’ Money Purchase Pension Plan was merged with and into the Plan, effective as of December 31, 2002, with the Plan being the surviving plan. The ESOP component was added to the Plan effective with this restatement. The “Effective Date” of the Plan, as amended and restated, is October 1 2006, unless otherwise specified in the Plan or required by applicable law. The provisions of the Plan as restated only apply to an individual employed by an Employer on or after the Effective Date. The rights and benefits, if any, of an employee whose employment with the Employers terminated before the Effective Date will be determined in accordance with the terms of the Plan as of the date of his termination; provided, however, that if a Participant’s benefits were not fully distributed prior to the Effective Date, then the provisions of the Plan, as restated herein, will govern the subsequent investment and distribution of those benefits.
     Section 1.3 Employers and Affiliates. Any Affiliate may adopt the Plan for the benefit of its employees with the Company’s consent in accordance with Supplement D. For purposes of the Plan, “Affiliate” means the Company and any other corporation or trade or business whose employees are treated as being employed by the Company under Code Section 414(b), 414(c), 414(m) or 414(o). The Company and each other Affiliate that adopts the Plan are referred to as the “Employers” and sometimes individually as an “Employer.”
     Section 1.4 Plan Administration; Plan Year. The Plan is administered by the Retirement Plan Committee (the “Committee”), as described in Article VIII, on the basis of a “Plan Year”, which is the 12-month period commencing on each January 1 and ending on the following December 31. Any notice or document required to be given to or filed with an Employer or the Committee will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to:
The Retirement Plan Committee
c/o 1st Source Corporation
100 N. Michigan Street
South Bend, Indiana 46601
     Section 1.5 Funding of Benefits. Funds contributed to the Plan will be held and invested in a trust (the “Trust”), until distribution, by one or more trustees (the “Trustee”) appointed by the Company, in accordance with the terms of one or more trust agreements (the “Trust Agreement”) between the Company and the Trustee which implement and form a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust Agreement.
     Section 1.6 Examination of Documents. Copies of the Plan and Trust Agreement, and any amendments of either document, will be made available at the principal office of each Employer where they may be examined by any Participant or other person entitled to benefits under the Plan.
     Section 1.7 Plan Supplements. The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the supplement and any other Plan provisions.
     Section 1.8 Definition References. The following terms are defined in the Plan in the following Sections:

Term	Plan Section
Account	5.1
Accounting Date	5.2
Accounting Period	5.2
Actual Deferral Percentage	C-3
Adverse Benefit Determination	A-3
Affiliate	1.3
After-Tax Employee Contributions	4.11
After-Tax Employee Contribution Account	5.1(b)(viii)
After-Tax Employee Contribution-Cash Account	5.1(a)(ii)(G)
After-Tax Employee Contribution-Stock Account	5.1(a)(i)(G)
Aggregated Plan	B-5(a)
Alternate Payee	9.12
Annual Addition	5.12(b)
Annual Dollar Limitation	C-2(a)
Authorized Leave of Absence	2.5(e)
Beneficiary	7.7
Benefit Claim	A-1
Board	2.5(c)
Catch-Up Contributions	3.1(b)
Catch-Up Contributions Account	5.1(b)(ii)
Claimant	A-1
Code	1.1
Committee	1.4
Company	1.1
Company Contributions	4.8
Company Contributions Account	4.8
Company Stock	1.1
Company Stock Account	5.1(a)(i)
Compensation	3.2
Compensation Cap	5.11
Compensation Deferral Contribution	4.1
Compensation Deferral Contribution Account	5.1(b)(i)
Compensation Deferral Contribution-Cash Account	5.1(a)(ii)(A)
Compensation Deferral Contribution-Stock Account	5.1(a)(i)(A)
Compensation Deferrals	3.1(a)
Contribution Percentage	C-4
Covered Employee	2.1(a)
Determination Date	B-2
Direct Rollover	7.9(d)

Term	Plan Section
Discretionary Profit Sharing Contribution	4.4
Discretionary Profit Sharing Contribution Account	5.1(b)(iv)
Distributee	7.9(c)
Distribution Calendar Year	F-1(c)
Effective Date	1.2
Elective Deferral	C-2(c)
Eligible Participant	5.9
Eligible Retirement Plan	7.9(b)
Eligible Rollover Distribution	7.9(a)
Eligibility Period	2.5(a)
Employer(s)	1.3
Entry Date	2.2
ERISA	1.1
ESOP	1.1
ESOP Account	5.1(a)
ESOP Component	1.1
Fixed Profit Sharing Contribution	4.3
Fixed Profit Sharing Contribution Account	5.1(b)(iii)
Fixed Profit Sharing Contribution-Cash Account	5.1(a)(ii)(C)
Fixed Profit Sharing Contribution-Stock Account	5.1(a)(i)(C)
401(k) Account	5.1
401(k) Component	1.1
Highly Compensated Employee	5.12(d)(ii)
Hour of Service	2.5(b)
Inactive Participant	2.4
Investment Funds	6.5
Investment Window	6.5
Key Employee	B-3(a)
Loan	I-1(a)
Married Participant	7.7(a)
Matching Contribution	4.2
Matching Contribution Account	5.1(b)(ii)
Matching Contribution-Cash Account	5.1(a)(ii)(B)
Matching Contribution-Stock Account	5.1(a)(i)(B)
Money Purchase Plan	5.1(a)(i)(H)
Money Purchase Plan Account	5.1(b)(ix)
Money Purchase Plan-Cash Account	5.1(a)(ii)(H)
Money Purchase Plan-Stock Account	5.1(a)(i)(H)
Nonallocation Period	H-2(c)(i)
Non-Key Employee	B-3(b)
Normal Retirement Age	7.1
One-Year Break in Service	2.5(d)
Original Effective Date	1.2
Other Investments Account	5.1(a)(ii)

Term	Plan Section
Participant	2.2
Percentage Limitation	C-3
Plan	1.1
Plan Termination Date	10.3
Plan Year	1.4
Prior Plan	5.1(a)(i)(I)
Prior Plan Account	5.1(b)(x)
Prior Plan-Cash Account	5.1(a)(ii)(I)
Prior Plan-Stock Account	5.1(a)(i)(I)
Qualified Domestic Relations Order	9.12
Qualified Election Period	13.1
Qualified Non-Elective Contribution	4.6
Qualified Non-Elective Contribution Account	5.1(b)(vi)
Qualified Non-Elective Contribution-Cash Account	5.1(a)(ii)(E)
Qualified Non-Elective Contribution-Stock Account	5.1(a)(i)(E)
Qualified Participant	13.1
Reemployed Participant	7.3
Regular Contribution	4.5
Regular Contribution Account	5.1(b)(v)
Regular Contribution-Cash Account	5.1(a)(ii)(D)
Regular Contribution-Stock Account	5.1(a)(i)(D)
Remainder	7.4
Rollover Contribution	4.9
Rollover Contribution Account	5.1(b)(vii)
Rollover Contribution-Cash Account	5.1(a)(ii)(F)
Rollover Contribution-Stock Account	5.1(a)(i)(F)
Surviving Spouse	7.7(c)
Top-Heavy Group	B-5(a)
Top-Heavy Plan	B-1
Total and Permanent Disability	7.1
Total Compensation	5.11
Trust	1.5
Trust Agreement	1.5
Trustee	1.5
Valuation Calendar Year	F-2(a)(i)
Vested Percentage	7.3
Years of Service	7.3

Article II
Participation and Service
     Section 2.1 Eligibility to Participate. Every individual employed by an Employer is eligible to participate in the Plan, provided that:
(a)	For purposes of making Compensation Deferral and Catch-Up Contributions, he is a Covered Employee. The term “Covered Employee” means a person employed by an Employer and classified by the Employer as a common-law employee, except that term does not include (i) an employee employed in a unit of employees subject to a collective bargaining agreement where retirement benefits were negotiated in good faith by an Employer and that unit’s bargaining representative, (ii) a non-resident alien with no U.S. source income, or (iii) any individual who is not classified as an employee of an Employer for purposes of the Employer’s payroll records (including, without limitation, any independent contractor, any leased employee or other individual employed by or through a temporary help firm, a technical help firm, employee leasing firm or professional employer organization), regardless of whether such individual is or is later determined to be a common law employee of the Employer.

(b)	For Company Contributions, he is a Covered Employee who has completed an Eligibility Period in which he has been credited with at least 1,000 Hours of Service (as determined under Section 2.5); and
     Section 2.2 Commencement of Participation. Subject to the conditions and limitations of the Plan, each Covered Employee who was a Participant on September 30, 2006 will continue as a Participant on and after October 1, 2006. Any other Covered Employee will become a “Participant,” for purposes of making Compensation Deferral and Catch-Up Contributions, as soon as administratively practicable following the date he satisfies the eligibility requirements of Section 2.1, or if later, on the date the employee’s employer becomes an Employer pursuant to Supplement D; and for purposes of receiving Company Contributions, on the first day of January, April, July or October (an “Entry Date”) coincident with or next following the date he satisfies the eligibility requirements of Section 2.1, or if later the date the employee’s employer becomes an Employer pursuant to Supplement D. If an employee satisfies the requirements of subsection 2.1(b) but is not a Covered Employee, he will become a Participant on the date he becomes a Covered Employee.
     Section 2.3 Duration of Participation. Subject to Section 2.4, an employee will continue as a Participant until the later of his termination of employment with all of the Affiliates or the complete distribution of his Plan benefits.
     Section 2.4 Restricted Participation and Reemployment. A Participant who (i) has ceased to be employed by an Employer but has not received a complete distribution of his Plan benefits, or (ii) remained in the employ of an Employer, but has ceased to be a Covered Employee will, upon either such event, become an “Inactive Participant.” An Inactive

Participant (including the Beneficiary of a deceased Participant) will be treated as a Participant for all purposes of the Plan, except as follows:
(a)	An Inactive Participant is not permitted to defer any portion of his Compensation under Section 3.1, is not permitted to make Rollover Contributions under Section 4.9, and will not share in any Company Contributions, under Section 4.2 through Section 4.6, or forfeited Remainders, except as provided in Section 5.10.

(b)	The Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 7.7.
     An Inactive Participant who has not terminated employment with all of the Affiliates will become a Participant upon his return to status as a Covered Employee. An employee who was a Participant and who has terminated employment with all of the Affiliates and who is subsequently reemployed by an Employer will become a Participant upon his reemployment as a Covered Employee. An employee who was not a Participant and who has terminated employment with all of the Affiliates and who is subsequently reemployed by an Employer will be treated as a new employee and will become a Participant upon satisfying the requirements of Section 2.1. An employee who satisfied the requirements of Section 2.1 but did not become a Participant under Section 2.2 will be treated as a former Participant eligible for active participation in accordance with the foregoing provisions of this Section.
     Section 2.5 Service. The following terms and provisions apply in determining a Participant’s service under the Plan:
(a)	An “Eligibility Period” is (i) the 12 consecutive month period commencing on the date the employee first performs an Hour of Service, and (ii) each Plan Year beginning on or after that date.

(b)	The term “Hour of Service” means each hour for which an employee is directly or indirectly paid or entitled to payment by an Affiliate for the performance of duties and for reasons other than the performance of duties (such as vacation, sickness, disability, back pay or Authorized Leave of Absence) determined and credited in accordance with Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference. No more than 501 Hours of Service will be credited under this Section for any computation period in which no duties are performed by the employee. Employees will be credited with Hours of Service on the basis of the “actual” method. For purposes of the Plan, the “actual” method means the determination of Hours of Service from records of hours worked and hours for which an Employer makes payment or for which payment is due from an Employer. Hours of Service by an individual considered to be an employee of an Affiliate under Code Section 414(n) or (o) will be treated as Hours of Service under this Section.

(c)	If an Employer acquires an entity or division or other section of an entity under an arrangement whereby the acquired entity is not or ceases to be a separate entity and is merged into an Employer or becomes an Employer, any employees of the acquired entity will be considered as new employees of the Employer for purposes of eligibility and vesting on the effective date of the acquisition and will become Participants in accordance with Section 2.1 and Section 2.2.

Notwithstanding the preceding sentence, the Board of Directors of the Company (the “Board”) may, in its sole discretion, provide for recognition of employment (and, if desired, compensation) by the acquired entity prior to the effective date of the acquisition for purposes of eligibility, vesting and contributions. Recognition of employment under this Section will be evidenced by resolution of the Board and such other documentation and records as the Committee specifies. Such recognition of employment is listed in Schedule 1 to Supplement D. In the case of an individual whose employment is to be recognized under this Section, the Committee may require from the individual or the acquired entity such evidence of employment as the Committee deems reasonable and proper.

(d)	The term “One-Year Break in Service” means any Plan Year in which the employee is not credited with more than 500 Hours of Service.

(e)	An Authorized Leave of Absence does not constitute a termination of employment. The Compensation Deferrals or Catch-Up Contributions of a Participant who is on Authorized Leave of Absence will continue unless the Participant elects to have them discontinued during the leave of absence. For purposes of the Plan an “Authorized Leave of Absence” means:
(i)	An absence authorized by the Employer under its standard personnel practices applied uniformly to all similarly situated employees; and

(ii)	An absence due to service in the Armed Forces of the United States described in any applicable statute granting reemployment rights to employees engaged in such service.
(f)	Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence.

For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

The Hours of Service credited under this Section will be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (ii) in all other cases, in the following computation period.

No more than 501 Hours of Service will be credited under this Section in any computation period. The Committee may require an employee to furnish any information the Committee may need to establish that the employee’s absence was for one of the reasons specified above.
     Section 2.6 Military Service. Notwithstanding any provision of the Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
     Section 2.7 Notice of Participation. The Committee will notify each Covered Employee of the date he becomes a Participant in the Plan and will furnish each Participant with a summary plan description and such other reports required by the applicable governmental rules and regulations.

Article III
Deferrals
     Section 3.1 Deferrals.
(a)	Compensation Deferrals. Each Participant may elect to defer from one percent to the maximum percentage allowed under the Code of his Compensation each Plan Year in multiples of one percent. Any amount so deferred (referred to as “Compensation Deferrals”) will be withheld from the Participant’s Compensation and contributed to the Plan under Section 4.1.

(b)	Catch-Up Contributions. All Participants who are eligible to make Compensation Deferral Contributions and who will have attained age 50 before the last day of the Plan Year may elect to make “Catch-Up Contributions” for such Plan Year in addition to Compensation Deferral Contributions in accordance with and subject to the limitations of Code Section 414(v). Catch-Up Contributions will not be taken into account for purposes of applying the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan will not be treated as a failing to satisfy the provisions of the Plan which implement the requirements of Code Section 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.
     Section 3.2 Compensation. Subject to the limitations described in Section 5.12, a Participant’s “Compensation” for purposes of Section 3.1 means the total cash compensation paid to the Participant during a Plan Year (including the compensation that, but for the Compensation Deferral and Catch-Up Contribution election made under Section 3.1 or an election made under a Code Section 125 plan or 132(f) program maintained by an Employer, would have been paid to the Participant) by an Employer for services rendered to an Employer as an employee, including overtime pay, commissions and bonuses but excluding fringe benefits, welfare benefits, deferred compensation, reimbursements (including moving expenses), expense allowances and bonuses paid in the form of Company Stock or other nonrecurring awards or prizes.
     Section 3.3 Changes in Rate of Deferrals. A Participant who has elected to make Compensation Deferrals or Catch-Up Contributions may elect to increase or decrease the rate of his Compensation Deferrals or Catch-Up Contributions (or to suspend or resume deferrals), within the limits specified in Section 3.1, effective as of the first day of the payroll period which coincides with or immediately follows the last day of any quarterly Investment Window. Only one change may be made in each Investment Window. The election will be made in such manner as the Committee determines and communicates to Participants. A Participant may also discontinue Compensation Deferral and Catch-Up Contributions, effective as of the first day of the first payroll period following receipt by the Committee of a properly completed notice from the Participant. The notice will be made in such manner as the Committee determines and communicates to Participants.

     Section 3.4 Deferral Elections. A Participant’s Compensation Deferral and Catch-Up Contributions election will be effective until his termination of employment with all the Employers or until changed or discontinued in accordance with Section 3.3 and this Section 3.4. Compensation Deferrals and Catch-Up Contributions will normally be made through equal payroll deductions. The Committee may establish other nondiscriminatory methods for permitting Compensation Deferrals and Catch-Up Contributions. Any elections or notices that are to be made or given under this Article must be made at the time and in the manner established by the Committee. The Committee may also prescribe additional rules and procedures consistent with the foregoing which govern Compensation Deferral and Catch-Up Contributions elections.
     Section 3.5 No Use of Deferrals to Pay Loan. Compensation Deferrals, Catch-Up Contributions and Compensation Deferral and Catch-Up Contribution Accounts cannot be used to pay a Loan.
     Section 3.6 Limitation Due to Hardship Withdrawals. If a Participant receives a hardship withdrawal under Section 7.10, his Compensation Deferral and, if applicable, his Catch-Up Contribution election will be suspended as of the withdrawal date until the first day of the first calendar quarter which occurs at least six months after the withdrawal.

Article IV
Contributions
     Section 4.1 Deferral Contributions. Subject to the conditions and limitations of this Article, Article V and Supplement C, each Employer will contribute an amount equal to the Compensation Deferrals made under Section 3.1 for each Plan Year by a Participant employed by that Employer to the Trustee in the name of the Participant (referred to as a “Compensation Deferral Contribution”). If all or any portion of a Participant’s Compensation Deferrals for any Plan Year cannot be contributed due to the limitations or conditions of Section 4.7, Section 5.12 or Supplement C the amount that cannot be contributed will be paid to the Participant. If that amount has already been contributed, the excess contribution will be returned directly to the Participant in accordance with Section C-3. Subject to the provisions of Code Section 414(v), each Employer will contribute an amount equal to the Catch-Up Contributions made under Section 3.1 for each Plan Year by a Participant employed by that Employer to the Trustee in the name of the Participant.
     Section 4.2 Matching Contributions. Subject to the conditions and limitations of this Article, Article V and Supplement C, as of the last day of each Plan Year, the Employers may contribute to the Trustee a discretionary amount designated as a “Matching Contribution,” not to exceed 100 percent of Participants’ Compensation Deferrals that do not exceed four percent of Compensation and 50 percent of Compensation Deferrals that exceed four percent of Compensation but do not exceed six percent of Compensation. A Matching Contribution will be allocated in accordance with subsection 5.8(a) to Eligible Participants who had Compensation Deferral Contributions made on their behalf by the Employer for that Plan Year and may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board in its sole discretion.
     Matching Contributions may also be paid in cash in such amounts and at such times (subject to the limits of Section 5.12), as may be needed to provide the Trust with funds sufficient to pay when due any principal and interest required by a Loan, except to the extent such payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock as provided in subsection 5.13(b).
     Section 4.3 Fixed Profit Sharing Contributions. Subject to the conditions and limitations of this Article and Article V, each Plan Year, an Employer will contribute to the Trustee an amount equal to two percent of each Eligible Participant’s Total Compensation. Such contribution will be designated as a “Fixed Profit Sharing Contribution.” Fixed Profit Sharing Contributions will be allocated in accordance with subsection 5.8(b) and may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board in its sole discretion.
     Fixed Profit Sharing Contributions may also be paid in cash in such amounts and at such times (subject to the limits of Section 5.12), as may be required to provide the Trust with funds sufficient to pay when due any principal and interest required by a loan, except to the extent such payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock as provided in subsection 5.13(b).

     Section 4.4 Discretionary Profit Sharing Contributions. Subject to the conditions and limitations of this Article and Article V, each Plan year an Employer may also contribute to the Trustee an amount, determined by the Board in its sole discretion, designated as a “Discretionary Profit Sharing Contribution.” A Discretionary Profit Sharing Contribution made by an Employer under this Section will be allocated in accordance with subsection 5.8(c) and may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board in its sole discretion.
     Discretionary Profit Sharing Contributions may also be paid in cash in such amounts and at such times (subject to the limits of Section 5.12), as may be required to provide the Trust with funds sufficient to pay when due any principal and interest required by a loan, except to the extent such payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock as provided in subsection 5.13(b).
     Section 4.5 Regular Contributions. Subject to the conditions and limitations of this Article and Article V, each Plan Year an Employer may also contribute to the Trustee an amount, determined by the Board in its sole discretion, designated as a “Regular Contribution.” A Regular Contribution made by an Employer under this Section will be allocated in accordance with subsection 5.8(d) and may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board in its sole discretion.
     Regular Contributions may also be paid in cash in such amounts and at such times (subject to the limits of Section 5.12), as may be required to provide the Trust with funds sufficient to pay when due any principal and interest required by a Loan, except to the extent such payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock as provided in subsection 5.13(b).
     Section 4.6 Qualified Non-Elective Contributions. Subject to the conditions and limitations of this Article and Article V, each Plan Year an Employer may also contribute to the Trustee an amount determined by the Board which is necessary to enable the Plan to satisfy the requirements of Section C-3 and Section C-4. A contribution made by an Employer under this Section will be designated as a “Qualified Non-Elective Contribution” and allocated in accordance with subsection 5.8(e) to Participants employed by the Employer during that Plan Year who are not Highly Compensated Employees. Qualified Non-Elective Contributions may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board in its sole discretion.
     Section 4.7 Limitations on Contributions. An Employer’s contributions made under Section 4.1 through Section 4.6 for any taxable year of the Employer (that is, for a Plan Year that begins with or within that taxable year) may not, unless the Employer specifies otherwise, exceed an amount equal to the maximum amount deductible by the Employer on account of these contributions for federal income tax purposes for that taxable year. If Company Contributions are made in the form of Company Stock, the shares will be valued based on the closing price for Company Stock on the national securities exchange on which Company Stock is registered for the trading day immediately preceding the date the Company Stock is contributed.

     Section 4.8 Payment of Contributions. Compensation Deferral and Catch-Up Contributions will be paid to the Trustee as soon as practicable after the date the Compensation Deferrals and Catch-Up Contributions would have been paid to the Participants but for their elections under Section 3.1, but generally no later than the 15th business day of the month following the month in which such amounts would otherwise have been paid to the Participants.
     Contributions to be made under Section 4.2 through Section 4.6 (“Company Contributions”) are to be paid to the Trustee no later than the date prescribed by law for filing the Employer’s federal income tax return, including extensions. Unless otherwise determined by the Board in its sole discretion, any contributions paid with respect to a Plan Year under this Section will be considered to have been paid on the last day of that year, regardless of when actually paid to the Trustee.
     All Company Contributions for a Plan Year will be allocated to the Company Contributions Account when paid. As of the last day of the Plan Year, amounts in the Company Contributions Account, including amounts contributed after such last day, will be allocated to Participants’ Accounts as provided in Article V. The “Company Contributions Account” is the account used to reflect Company Stock and other assets held by the Trustee derived from Matching, Fixed Profit Sharing, Discretionary Profit Sharing, Regular and Qualified Non-Elective Contributions to the Trust, prior to their allocation to the Participants’ Accounts in accordance with the provisions of Article V and Article VI. The Company Contributions Account will not share in the net income (or loss) of the Trust, as described in Section 5.3.
     Section 4.9 Rollover Contributions. Subject to rules and procedures established by the Committee, a Participant or Covered Employee may at any time contribute all or any part of an amount that is eligible for rollover to a qualified plan as determined under the applicable provisions of the Code (a “Rollover Contribution”) if such Rollover Contribution is (i) a direct rollover of an Eligible Rollover Distribution from a qualified plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b), excluding after-tax employee contributions or from an eligible Code Section 457(b) plan maintained by a state, a political subdivision of a state or any instrumentality of a state or a political subdivision of a state; (ii) a Participant contribution of an Eligible Rollover Distribution from a qualified plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b), excluding after-tax employee contributions or from an eligible Code Section 457(b) plan maintained by a state, a political subdivision of a state or any instrumentality of a state or a political subdivision of a state; or (iii) a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. However, if the contribution is not a direct rollover from a plan described above, the contribution must be made within 60 days after the date the Participant receives that amount. A Rollover Contribution will be credited to an account established under Section 5.1 in the name of the Participant or the Covered Employee and any amount credited to that account will be fully vested and nonforfeitable at all times. Neither Rollover Contributions nor any part of a Participant’s Rollover Contribution Account can be used to pay principal or interest on a Loan.

     Section 4.10 Direct Transfers. At the direction of and in accordance with rules prescribed by the Committee, a Participant’s or a Covered Employee’s benefits under another plan which meets the requirements of Code Section 401(a) may be received by the Trustee from the trustee of that other plan. Any amount so received will be credited to an account established under Section 5.1 in the name of the Participant or Covered Employee and any amount credited to such an account will be fully vested and nonforfeitable at all times. No portion of any amount transferred to the Plan under this Section can be used to pay principal or interest on a Loan.
     Section 4.11 After-Tax Employee Contributions. Participants were allowed to make voluntary after-tax contributions, designated as “After-Tax Employee Contributions,” to the Plan prior to January 1, 1987. No After-Tax Employee Contributions have been or will be allowed after that date. Neither After-Tax Employee Contributions nor any part of a Participant’s After-Tax Employee Contributions Account can be used to pay principal or interest on a Loan.

Article V Allocations to Participants
     Section 5.1 Individual Accounts. The Committee will maintain an “Account” in the name of each Participant and, if applicable, Covered Employee, to reflect the credits and charges to be made to such Account under this Article, which will consist of the following:
(a)	An “ESOP Account” which will consist of the Company Stock Account and the Other Investments Account as described below:
(i)	A “Company Stock Account” which will consist of the following subaccounts:
(A)	A “Compensation Deferral Contribution-Stock Account” to reflect the Participant’s Compensation Deferral and Catch-Up Contributions which are invested in Company Stock as provided in subsection 5.5(a);

(B)	A “Matching Contribution-Stock Account” to reflect the Participant’s allocable share of such contributions which are invested in Company Stock as provided in subsection 5.5(b);

(C)	A “Fixed Profit Sharing Contribution-Stock Account” to reflect the Participant’s allocable share of such contributions which are invested in Company Stock as provided in subsection 5.5(c);

(D)	A “Regular Contribution-Stock Account” to reflect the Participant’s allocable share of such contributions which are invested in Company Stock as provided in subsection 5.5(d);

(E)	A “Qualified Non-Elective Contribution-Stock Account” to reflect the Participant’s allocable share of such contributions which are invested in Company Stock as provided in subsection 5.5(e);

(F)	A “Rollover Contribution-Stock Account” to reflect the Participant’s Rollover Contributions which are invested in Company Stock as provided in subsection 5.5(f);

(G)	An “After-Tax Employee Contribution-Stock Account” to reflect the Participant’s pre-1987 After-Tax Employee Contributions which are invested in Company Stock as provided in subsection 5.5(g); and

(H)	A “Money Purchase Plan-Stock Account” to reflect the Participant’s share of amounts transferred from the 1st Source Corporation Employees’ Money Purchase Pension Plan (“Money

Purchase Plan”) when the Money Purchase Plan was merged into the Plan effective as of December 31, 2002, which are invested in Company Stock, as provided in subsection 5.5(h). No part of such account can be used to pay principal or interest on a Loan.

(I)	A “Prior Plan-Stock Account” to reflect the Participant’s share of amounts transferred from a qualified plan that the Company maintained prior to this Plan (“Prior Plan”) which are invested in Company Stock, as provided in subsection 5.5(i). No part of such account can be used to pay principal or interest on a Loan.
(ii)	An “Other Investments Account” which will consist of the following subaccounts:
(A)	A “Compensation Deferral Contribution-Cash Account” to reflect the Participant’s allocable share of cash dividends and Compensation Deferral and Catch-Up Contributions that have not yet been used to purchase or to otherwise be invested in Company Stock, as provided in subsection 5.6(a);

(B)	A “Matching Contribution-Cash Account” to reflect the Participant’s allocable share of cash dividends and Matching Contributions made in cash that have not yet been used to purchase or to otherwise be invested in Company Stock or to make principal or interest payments on a Loan as provided in subsection 5.6(b);

(C)	A “Fixed Profit Sharing Contribution-Cash Account” to reflect the Participant’s allocable share of cash dividends and Fixed Profit Sharing Contributions that have not yet been used to purchase or to otherwise be invested in Company Stock or to make principal or interest payments on a Loan, as provided in subsection 5.6(c);

(D)	A “Regular Contribution-Cash Account” to reflect the Participant’s allocable share cash dividends and of Regular Contributions made in cash that have not yet been used to purchase or to otherwise be invested in Company Stock or to make principal or interest payments on a Loan as provided in subsection 5.6(d);

(E)	A “Qualified Non-Elective Contribution-Cash Account” to reflect the Participant’s allocable share of cash dividends and Qualified Non-Elective Contributions made in cash that have not yet been used to purchase or to otherwise be invested in Company Stock as provided in subsection 5.6(e);

(F)	A “Rollover Contribution-Cash Account” to reflect the Participant’s allocable share of cash dividends and Rollover Contributions that have not yet been used to purchase or to otherwise be invested in Company Stock, as provided in subsection 5.6(f);

(G)	An “After-Tax Employee Contribution-Cash Account” to reflect the participant’s allocable share of cash dividends that have not yet been used to purchase Company Stock or to otherwise be invested in, as provided in subsection 5.6(g); and

(H)	A “Money Purchase Plan-Cash Account” to reflect the Participant’s allocable share of cash dividends that have not yet been used to purchase or to otherwise be invested in Company Stock, as provided in subsection 5.6(h). No part of such account can be used to pay principal or interest on a Loan.

(I)	A “Prior Plan-Cash Account” to reflect the Participant’s allocable share of cash dividends that have not yet been used to purchase or to otherwise be invested in Company Stock, as provided in subsection 5.6(i). No part of such account can be used to pay principal or interest on a Loan.
(b)	A “401(k) Account” which will consist of the following subaccounts:
(i)	A “Compensation Deferral Contribution Account” to reflect the Participant’s Compensation Deferral and Catch-Up Contributions as provided in subsection 5.7(a);

(ii)	A “Matching Contribution Account” to reflect the Participant’s Matching Contributions as provided in subsection 5.7(b);

(iii)	A “Fixed Profit Sharing Contribution Account” to reflect the Participant’s Fixed Profit Sharing Contributions as provided in subsection 5.7(c);

(iv)	A “Discretionary Profit Sharing Contribution Account” to reflect the Participant’s Discretionary Profit Sharing Contributions as provided in subsection 5.7(d);

(v)	A “Regular Contribution Account” to reflect the Participant’s Regular Contributions as provided in subsection 5.7(e);

(vi)	A “Qualified Non-Elective Contribution Account” to reflect the Participant’s allocable share of Qualified Non-Elective Contributions as provided in subsection 5.7(f);

(vii)	A “Rollover Contribution Account” to reflect Rollover Contributions made by a Participant or Covered Employee as provided in subsection 5.7(g);

(viii)	An “After-Tax Employee Contribution Account” to reflect pre-1987 After-Tax Employee Contributions made by a Participant as provided in subsection 5.7(h); and

(ix)	A “Money Purchase Plan Account” to reflect the Participant’s share of amounts transferred from the Money Purchase Plan when it was merged into the Plan effective as of December 31, 2002, as provided in subsection 5.7(i).

(x)	A “Prior Plan Account” to reflect the Participant’s share of amounts transferred from the Prior Plan, as provided in subsection 5.7(j).
(c)	The Committee will also establish the suspense account referred to in Section 6.4 if a Loan is incurred by the Trust. The Committee will also maintain such other accounts or sub-accounts as it determines to be necessary for the proper administration of the Plan. The Committee will maintain additional subaccounts for each subaccount listed in subsection 5.1(a)(i), subsection 5.1(a)(ii) and subsection 5.1(b) to reflect the cash dividends applicable to each subaccount listed. The Committee will maintain records from which it can be determined the portion of each Account which at any time is available to meet obligations under a Loan in accordance with Section I-1 and the portion which is not so available. Unless the context indicates otherwise, references to a Participant’s “Account” means all accounts maintained in his name under the Plan. The maintenance of these accounts is only for accounting purposes, and no assets held under the Trust need be segregated to any account.
     Section 5.2 Accounting Date. The term “Accounting Date” means each day on which the securities markets of the United States generally are in operation. Any reference to an “Accounting Period” ending on an Accounting Date means the period since the last preceding Accounting Date for such subaccount.
     Section 5.3 Account Adjustments. Accounts will be adjusted by the Trustee, at the direction of the Committee, as of each Accounting Date in accordance with the following:
(a)	Withdrawals. Any distributions or withdrawals will be debited from the applicable Account(s) of affected Participants.

(b)	Adjustments.
(i)	The net asset value of the securities and/or other assets allocated to Accounts will be computed. This net asset value will be equal to the fair market value of Company Stock, and the market price of other securities and other assets allocated to the Accounts as of the close of business on the current Accounting Date.

(ii)	Following the computation of the net asset value for each Investment Fund, a gain or loss will be assigned to each Account invested in the fund based on the net asset value of the Investment Fund on the previous Accounting Date.

(iii)	Any requests for transfers to be made to or from an Investment Fund or Company Stock Account by any Participant, Inactive Participant or Beneficiary received prior to the stated deadline on such Accounting Date will be made. In completing the valuation procedure described above, such adjustments in the amount credited to such Account will be made on the Accounting Date to which the investment activity relates. It is intended that this Section operate to distribute among the Participants’ Accounts all income of the Trust and changes in the value of the Trust’s assets.

(iv)	In addition to the provisions of this paragraph, if a pooled Investment Fund is created as a designated fund for Participant investment election in the Plan, valuation of the pooled Investment Fund will be governed by the administrative services agreement for that pooled Investment Fund.
(c)	Crediting Contributions. Contributions will be credited to Participants’ Accounts as set forth in Section 5.4, or allocated as set forth in Section 5.8.

(d)	Deemed Date of Allocation. All credits or deductions made under this Article to Participants’ Accounts will, for all purposes other than the allocation of income, be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter. For any period in which one or more Investment Funds are maintained under Section 6.5, the foregoing provisions of this Section will be applied to the Account balances invested in each Investment Fund and to any withdrawals or contributions to be allocated to an Investment Fund as if each Investment Fund were a separate trust fund. No credit to an Investment Fund will be taken into account under this Section until the Accounting Date the contribution was both paid to the Trustee and credited to the Investment Fund by the Investment Fund recordkeeper.

(e)	Cash Dividends on Company Stock. The disposition of cash dividends on Company Stock is provided for in Section 5.13.

(f)	Limitation on Company Contributions Account. Net income (or loss) attributable to (i) any limitation account established under Section 5.12, or (ii) the Company Contributions Account, will be allocated as set forth above as earnings on Other Investments Accounts and the limitation account and the Company Contributions Account will not share in the allocation of net income (or loss) of the Trust.
     Section 5.4 Crediting of Deferral Contributions. Subject to the conditions and limitations of this Article and Supplement C, as of each Accounting Date, any Compensation Deferral and Catch-Up Contributions received by the Trustee on behalf of a Participant under

Section 4.1 as of that Accounting Date, that are not returned to the Participant under Section 4.1, will be credited to that Participant’s Compensation Deferral or Catch-Up Contribution Account.
     Section 5.5 Company Stock Accounts. Participants will direct the Trustee as to the investment of their Compensation Deferral Contribution-Stock, Rollover Contribution-Stock, After-Tax Employee Contribution-Stock and Prior Plan-Stock Accounts. Their Matching Contribution-Stock, Fixed Profit Sharing Contribution-Stock, Regular Contribution-Stock, Qualified Non-Elective Contribution-Stock and Money Purchase Plan-Stock Accounts will be invested by the Trustee as directed by the Committee, except as otherwise provided in Article XIII regarding diversification of Company Stock.
(a)	Compensation Deferral Contribution-Stock Account. A Participant’s Compensation Deferral Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee, at the Participant’s direction, with Compensation Deferral and Catch-Up Contributions; (ii) from stock dividends on Company Stock allocated to the Participant’s Compensation Deferral Contribution-Stock Account which constitute his allocable share of Trust income; and (iii) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Compensation Deferral Contribution-Stock Account, unless the dividends are otherwise directed by the Participant or Committee pursuant to Section 5.13.

(b)	Matching Contribution-Stock Account. The Matching Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee with Matching Contributions made in cash; (ii) contributed in kind by the Employers under Section 4.2; (iii) from forfeited Remainders of Company Stock, as determined under Section 7.4; (iv) released from the suspense account referred to in Section 6.4 due to payments on a Loan with Matching Contributions or the Participant’s Matching Contribution-Cash Account; (v) from stock dividends on Company Stock allocated to the Participant’s Matching Contribution-Stock Account; (vi) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Matching Contribution-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13; and (vii) released from the suspense account referred to in Section 6.4 due to payments on a Loan with cash dividends paid on Company Stock allocated to the Participant’s Matching Contribution-Stock Account, pursuant to Committee direction. Company Stock acquired by the Trust with the proceeds of a Loan will be allocated to the Matching Contribution-Stock Accounts of Participants according to the methods set forth in subsection 5.8(a) and subsection 5.13(b), as the Company Stock is released from the suspense account as provided for in Section I-1.

(c)	Fixed Profit Sharing Contribution-Stock Account. The Fixed Profit Sharing Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee with Fixed Profit Sharing Contributions made in cash; (ii) contributed in kind by the Employers under

Section 4.3; (iii) from forfeited Remainders of Company Stock, as determined under Section 7.4; (iv) released from the suspense account referred to in Section 6.4 due to payments on a Loan with Fixed Profit Sharing Contributions or the Participant’s Fixed Profit Sharing Contribution-Cash Account; (v) from stock dividends on Company Stock allocated to the Participant’s Fixed Profit Sharing Contribution-Stock Account; (vi) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Fixed Profit Sharing Contribution-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13; and (vii) released from the suspense account referred to in Section 6.4 due to payments on a Loan with cash dividends paid on Company Stock allocated to the Participant’s Fixed Profit Sharing Contribution-Stock Account, pursuant to Committee direction. Company Stock acquired by the Trust with the proceeds of a Loan will be allocated to the Fixed Profit Sharing Contribution-Stock Accounts of Participants according to the methods set forth in subsection 5.8(b) and subsection 5.13(b) as the Company Stock is released from the suspense account as provided for in Section I-1.

(d)	Regular Contribution-Stock Account. The Regular Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee with Regular Contributions made in cash; (ii) contributed in kind by the Employers under Section 4.5; (iii) from forfeited Remainders of Company Stock, as determined under Section 7.4; (iv) released from the suspense account referred to in Section 6.4 due to payments on a Loan with Regular Contributions or the Participant’s Regular Contribution-Cash Account; (v) from stock dividends on Company Stock allocated to the Participant’s Regular Contribution-Stock Account; (vi) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Regular Contribution-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13; and (vii) released from the suspense account referred to in Section 6.4 due to payments on a Loan with cash dividends paid on Company Stock allocated to the Participant’s Regular Contribution-Stock Account, pursuant to Committee direction. Company Stock acquired by the Trust with the proceeds of a Loan will be allocated to the Regular Contribution-Stock Accounts of Participants according to the methods set forth in subsection 5.8(d) and subsection 5.13(b), as the Company Stock is released from the suspense account as provided for in Section I-1.

(e)	Qualified Non-Elective Contribution-Stock Account. The Qualified Non-Elective Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee with Qualified Non-Elective Contributions; (ii) contributed in kind by the Employers under Section 4.6; (iii) from stock dividends on Company Stock allocated to the Participant’s Qualified Non-Elective Contribution-Stock Account; and (iv) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Qualified Non-Elective Contribution-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13.

(f)	Rollover Contribution-Stock Account. The Rollover Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee, at the Participant’s direction, with Rollover Contributions; (ii) from stock dividends on Company Stock allocated to the Participant’s Rollover Contribution-Stock Account; and (iii) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Rollover Contribution-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13.

(g)	After-Tax Employee Contribution-Stock Account. The After-Tax Employee Contribution-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee, at the Participant’s direction, with After-Tax Employee Contributions; (ii) from stock dividends on Company Stock allocated to the Participant’s After-Tax Employee Contribution-Stock Account; and (iii) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s After-Tax Employee Contribution-Stock Account, unless the dividends are otherwise directed by the Participant or Committee pursuant to Section 5.13.

(h)	Money Purchase Plan-Stock Account. The Money Purchase Plan-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee with amounts transferred from the Money Purchase Plan; (ii) from forfeited remainders of Company Stock as determined under Section 7.4; (iii) from stock dividends on Company Stock allocated to the Participant’s Money Purchase Plan-Stock Account; and (iv) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Money Purchase Plan-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13.

(i)	Prior Plan-Stock Account. The Prior Plan-Stock Account will be credited with Company Stock (including fractional shares) (i) purchased by the Trustee, at the Participant’s direction, with amounts transferred from the Prior Plan; (ii) from stock dividends on Company Stock allocated to the Participant’s Prior Plan-Stock Account; and (iii) purchased by the Trustee with cash dividends paid on Company Stock allocated to the Participant’s Prior Plan-Stock Account, unless otherwise directed by the Participant or Committee pursuant to Section 5.13.
     Section 5.6 Other Investments Accounts. Participants will direct the investment of their Compensation Deferral Contribution-Cash, Rollover Contribution-Cash, After-Tax Employee Contribution-Cash and Prior Plan-Cash Accounts, to the extent they are to be invested in Company Stock. Their Matching Contribution-Cash, Fixed Profit Sharing Contribution-Cash, Regular Contribution-Cash, Qualified Non-Elective Contribution-Cash and Money Purchase Plan-Cash Accounts will be invested by the Trustee as directed by the Committee.
(a)	Compensation Deferral Contribution-Cash Account. The Compensation Deferral Contribution-Cash Account will be credited (or debited) with (i) the

Participant’s Compensation Deferral Contributions that have not yet been used to purchase Company Stock; (ii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction; and (iii) its allocable share of the net income (or loss) of the Trust.

(b)	Matching Contribution-Cash Account. The Matching Contribution-Cash Account will be credited (or debited) with (i) the Participant’s allocable share, determined under subsection 5.8(a), of Matching Contributions made in cash that have not yet been used to purchase Company Stock or to make principal and interest payments on a Loan; (ii) forfeited Remainders in other than Company Stock as determined under Section 7.4; (iii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction or to make a payment on a Loan pursuant to Committee direction; and (iv) its allocable share of the net income (or loss) of the Trust.

(c)	Fixed Profit Sharing Contribution-Cash Account. The Fixed Profit Sharing Contribution-Cash Account will be credited (or debited) with (i) the Participant’s allocable share, determined under subsection 5.8(b), of Fixed Profit Sharing Contributions made in cash that have not yet used to purchase Company Stock or to make principal and interest payments on a Loan; (ii) forfeited Remainders in other than Company Stock as determined under Section 7.4; (iii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction or to make a payment on a Loan pursuant to Committee direction; and (iv) its allocable share of the net income (or loss) of the Trust.

(d)	Regular Contribution-Cash Account. The Regular Contribution-Cash Account will be credited (or debited) with (i) the Participant’s allocable share, determined under subsection 5.8(d), of Regular Contributions made in cash that have not yet been used to purchase Company Stock or to make principal and interest payments on a Loan; (ii) forfeited Remainders in other than Company Stock, as described under Section 7.4; (iii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction or to make a payment on a Loan pursuant to Committee direction; and (iv) its allocable share of the net income (or loss) of the Trust.

(e)	Qualified Non-Elective Contribution-Cash Account. The Qualified Non-Elective Contribution-Cash Account will be credited (or debited) with (i) the Participant’s allocable share, determined under subsection 5.8(e) of Qualified Non-Elective Contributions made in cash and not yet used to purchase Company Stock; (ii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction or to make a payment on a Loan pursuant to Committee direction; and (iii) its allocable share of the net income (or loss) of the Trust.

(f)	Rollover Contribution-Cash Account. The Rollover Contribution-Cash Account will be credited (or debited) with (i) the Participant’s Rollover Contributions that have not yet been used to purchase Company Stock; (ii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction; and (iii) its allocable share of the net income (or loss) of the Trust.

(g)	After-Tax Employee Contribution-Cash Account. The After-Tax Employee Contribution-Cash Account will be credited (or debited) with (i) the Participant’s After-Tax Employee Contributions that have not yet been used to purchase Company Stock; (ii) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction; and (iii) its allocable share of the net income (or loss) of the Trust.

(h)	Money Purchase Plan-Cash Account. The Money Purchase Plan-Cash Account will be credited (or debited) with (i) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction; and (ii) its allocable share of the net income (or loss) of the Trust.

(i)	Prior Plan-Cash Account. The Prior Plan-Cash Account will be credited (or debited) with (i) cash dividends allocated pursuant to Section 5.13 that have not yet been used to purchase Company Stock pursuant to Participant direction; and (ii) its allocable share of the net income (or loss) of the Trust.

(j)	Use of Other Investments Accounts . Each Other Investments Account will be debited for its share of any cash payments for the acquisition of Company Stock for the benefit of a Participant’s Company Stock Account and for any payment of principal or interest on a Loan chargeable to his Other Investments Account; provided, however, that only the portion of such Other Investments Account which is available to meet obligations under a Loan will be used to pay principal or interest on a Loan.
     Section 5.7 401(k) Accounts. Participants’ 401(k) Accounts will be invested by the Trustee in Investment Funds as provided in Section 6.5 as if each Investment Fund were a separate trust fund. Participants will direct the Trustee as to the investment of their Compensation Deferral Contribution, Rollover Contribution, After-Tax Employee Contribution and Prior Plan Accounts. Their Matching, Fixed Profit Sharing, Discretionary Profit Sharing, Regular and Qualified Non-Elective Contribution Accounts and their Money Purchase Plan Accounts will be invested by the Trustee as directed by the Committee. No 401(k) Account, while it is allocated to such account, can be invested in Company Stock or used to make payments of principal or interest on a Loan.
(a)	Compensation Deferral Contribution Account. The Compensation Deferral Contribution Account will be credited (or debited) with (i) the Participant’s Compensation Deferral and Catch-Up Contributions that the Participant has not directed to be invested in Company Stock or has diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(b)	Matching Contribution Account. The Matching Contribution Account will be credited (or debited) with (i) the Participant’s allocable share of Matching Contributions made in cash that (A) have not been used to purchase Company Stock or (B) have been diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(c)	Fixed Profit Sharing Contribution Account. The Fixed Profit Sharing Contribution Account will be credited (or debited) with (i) the Participant’s allocable share of Fixed Profit Sharing Contributions made in cash that (A) have not been used to purchase Company Stock or (B) have been diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(d)	Discretionary Profit Sharing Contribution Account. The Discretionary Profit Sharing Contribution Account will be credited (or debited) with (i) the Participant’s allocable share of Discretionary Profit Sharing Contributions made in cash that (A) have not been used to purchase Company Stock or (B) have been diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(e)	Regular Contribution Account. The Regular Contribution Account will be credited (or debited) with (i) the Participant’s allocable share of Regular Contributions made in cash that (A) have not been used to purchase Company Stock or (B) have been diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(f)	Qualified Non-Elective Account. The Qualified Non-Elective Contribution Account will be credited (or debited) with (i) the Participant’s allocable share of Qualified Non-Elective Contributions made in cash that (A) have not been used to purchase Company Stock or (b) have been diversified pursuant to Article XIII; and (ii) its allocable share of the net income (or loss) of the Trust.

(g)	Rollover Contribution Account. The Rollover Contribution Account will be credited (or debited) with (i) the Participant’s or Covered Employee’s Rollover Contributions that have not been directed to be invested in Company Stock; and (ii) its allocable share of the net income (or loss) of the Trust.

(h)	After-Tax Employee Contribution Account. The After-Tax Employee Contribution Account will be credited (or debited) with (i) the Participant’s After-Tax Employee Contributions that have not been directed to be invested in Company Stock; and (ii) its allocable share of the net income (or loss) of the Trust.

(i)	Money Purchase Plan Account. The Money Purchase Plan Account will be credited (or debited) with (i) that portion of such account which has not been directed to be invested in Company Stock; and (ii) its allocable share of the net income (or loss) of the Trust.

(j)	Prior Plan Account. The Prior Plan Account will be credited (or debited) with (i) that portion of such account which has not been directed to be invested in Company Stock; and (ii) its allocable share of the net income (or loss) of the Trust.
     Section 5.8 Allocation of Company Contributions.
(a)	Matching Contributions. Subject to the limitations of this Article and Section C-4, the Company Stock released from the suspense account referred to in Section 6.4 or held in the Company Contributions Account attributable to Matching Contributions, and Matching Contributions, if any, which will not be invested in Company Stock, will be allocated, after the allocation of the net income (or loss) of the Trust for the Plan Year as provided in Section 5.3 to each Eligible Participant, as of the last day of such Plan Year (even though receipt of the Matching Contributions by the Trustee may take place before or after the close of such Plan Year). Such allocation will be made to the Matching Contribution-Stock Accounts, Matching Contribution-Cash Accounts or Matching Contribution Accounts, as the case may be, of all Eligible Participants on a pro rata basis, according to the Compensation Deferral Contributions credited to those Participants for that Plan Year. Notwithstanding the foregoing, the Employer may limit the Compensation Deferral Contributions to be used with respect to the Participants for allocation purposes by specifying that limit (in either dollar or percentage terms or both) prior to the end of the Plan Year for which the Matching Contributions are being made.

(b)	Fixed Profit Sharing Contributions. Subject to the limitations of this Article, the Company Stock released from the suspense account referred to in Section 6.4 or held in the Company Contributions Account attributable to Fixed Profit Sharing Contributions, and Fixed Profit Sharing Contributions, if any, which will not be invested in Company Stock, will be allocated, after the allocation of the net income (or loss) of the Trust for the Plan Year as provided in Section 5.3, as of the last day of such Plan Year (even though receipt of the Fixed Profit Sharing Contributions by the Trustee may take place before or after the close of such Plan Year). Such allocation will be made to the Fixed Profit Sharing Contribution-Stock, Fixed Profit Sharing Contribution-Cash or Fixed Profit Sharing Contribution Accounts, as the case may be, of all Eligible Participants. The allocation will be made to each Eligible Participant’s Account in the proportion that the Eligible Participant’s Total Compensation for that Plan Year bears to the Total Compensation of all Eligible Participants for that year.

(c)	Discretionary Profit Sharing Contributions. Subject to the limitations of this Article, Discretionary Profit Sharing Contributions will be allocated after the allocation of the net income (or loss) of the Trust for the Plan Year as provided in

Section 5.3, as of the last day of such Plan Year (even though receipt of the Discretionary Profit Sharing Contributions by the Trustee may take place before or after the close of the Plan Year). Such allocation will be made to the Discretionary Profit Sharing Contribution Accounts of all Eligible Participants. A Discretionary Profit Sharing Contribution will be allocated to each Eligible Participant in the same proportion that the Participant’s Total Compensation plus his Excess Compensation for the Plan Years bears to the Total Compensation plus the Excess Compensation for all Eligible Participants for that year. The allocation under this subsection will not exceed 5.7% of the Total Compensation and Excess Compensation of all such Participants. The balance of the Discretionary Profit Sharing Contribution over the amount allocated above, if any, will be allocated to each such Participant’s Discretionary Profit Sharing Account in the same proportion that his Total Compensation for the Plan Year bears to the Total Compensation of all such Participants for that year. For purposes of this subsection, “Excess Compensation” means a Participant’s Total Compensation which is in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

(d)	Regular Contributions. Subject to the limitations of this Article, the Company Stock released from the suspense account referred to in Section 6.4 or held in the Company Contributions Account attributable to Regular Contributions, and Regular Contributions, if any, which will not be invested in Company Stock, will be allocated, after the allocation of the net income (or loss) of the Trust for the Plan Year as provided in Section 5.3, as of the last day of such Plan Year (even though receipt of the Regular Contributions by the Trustee may take place before or after the close of such Plan Year). Such allocation will be made to the Regular Contribution-Stock Accounts, Regular Contribution-Cash Accounts and Regular Contribution Accounts, as the case may be, of all Eligible Participants. The allocation will be made to each Eligible Participant’s Account in the proportion that the Eligible Participant’s Total Compensation for that Plan Year bears to the Total Compensation of all Eligible Participants for that year.

(e)	Qualified Non-Elective Contributions. Subject to the limitations of this Article, as of the Accounting Date coincident with the last day of each Plan Year, any Qualified Non-Elective Contributions made under Section 4.6 for that year will be allocated and credited to the Qualified Non-Elective Contribution-Stock Accounts, Qualified Non-Elective Contribution-Cash Accounts or Qualified Non-Elective Contribution Accounts, as the case may be, of all Eligible Participants who are not Highly Compensated Employees with respect to that year, pro rata, according to those Participants’ Total Compensation or the Compensation Deferral Contributions made on their behalf for that year, as specified by the Committee in its sole discretion.
     Section 5.9 Eligible Participants. An “Eligible Participant” means a Participant who is:

(a)	Employed by an Employer (or on an Authorized Leave of Absence) on the last day of the Plan Year; or

(b)	Employed by an Employer during the Plan Year who terminated his employment during that year due to his death or Total and Permanent Disability or after attaining his Normal Retirement Age.
     Section 5.10 Allocation of Forfeited Remainders. As of each December 31 Accounting Date, the amount of a Participant’s Account forfeited, if any, will, subject to any restoration allocation required under Section 7.4, be used to pay Plan expenses or to reduce the Employer’s Matching, Fixed Profit Sharing, Discretionary Profit Sharing or Regular Contributions to Eligible Participants for the Plan Year in which the forfeiture occurs or as soon as practicable in subsequent Plan Years. The Committee will continue to hold the undistributed, non-vested portion of a terminated Participant’s Account solely for his benefit until it is forfeited at the time specified in Section 7.4.
     Section 5.11 Total Compensation. A Participant’s “Total Compensation” for any Plan Year means the total amount paid to the Participant by the Employers for that year as reported on the Participant’s federal wage and tax statement (Form W-2), excluding deferred compensation paid to the Participant and any stock bonuses or other nonrecurring awards or prizes, but including the amount of Compensation Deferrals and Catch-Up Contributions made on his behalf that would have been reported as taxable income on Form W-2 for that year but for his Compensation Deferral or Catch-Up Contribution election and the amount that was not reported as taxable income on Form W-2 as a result of an election made by the Participant under a Code Section 125 plan or by reason of Code Section 132(f).
     In the case of a Participant who enters or leaves the Plan on a date other than the first or last day of the Plan Year, such Participant’s Total Compensation will include only that Total Compensation paid to the Participant on and after becoming and while he is a Participant. In addition, a Participant’s Compensation and Total Compensation do not include any amount in excess of the Compensation Cap in effect for that year. The term “Compensation Cap” means the sum of (i) $220,000, and (ii) any adjustments permitted under Code Section 401(a)(17)(B).
     Section 5.12 Maximum Additions.
(a)	Notwithstanding anything contained in the Plan to the contrary, except to the extent permitted under Section 3.1(b) and Code Section 414(v), if applicable, the Annual Addition made to a Participant’s Account for any Plan Year will not exceed the lesser of $44,000 (as adjusted pursuant to Code Section 415(d)(1)(C)) or 100 percent of the Participant’s Total Compensation.

(b)	The term “Annual Addition” means the sum of the Compensation Deferral Contributions, Matching Contributions, Fixed Profit Sharing Contributions, Discretionary Profit Sharing Contributions, Regular Contributions, Qualified Non-Elective Contributions and forfeited Remainders that are to be credited to a Participant’s Account for a Plan Year. To the extent a contribution or a Remainder is in the form of Company Stock, the amount of the Annual Addition will be calculated based on the fair market value of Company Stock, as determined under Section 6.2, as of the Accounting Date which coincides with the date as of which the Annual Addition is allocated. All defined contribution plans maintained by an Affiliate will be aggregated with this Plan for purposes of determining the limitation on Annual Additions. For purposes of the preceding sentence, the term Annual Addition will include any Employer contributions, employee contributions, forfeitures and allocations made on behalf of a Participant to an individual medical account, as defined in Code Section 415(l)(2), or to a separate post-retirement medical benefit account (if the Participant is a Key Employee under Code Section 419A(d)(3)) under a welfare benefit fund, as defined in Code Section 419(e).

(c)	In any Plan Year in which there is a Loan in effect and the Employer makes contributions to the Plan for the purposes of making payments of principal and interest on the Loan which are due that year, the amount of Annual Additions of each Participant who is entitled to receive an allocation of Annual Additions will be calculated on the basis of whichever of the following methods results in a lesser Annual Addition to the Participant: (i) on the actual amount of contributions credited to the Participant’s Account for the year; or (ii) on the amount of contributions credited to the Participant’s Other Investments Account and 401(k) Account with respect to amounts invested in assets other than Company Stock and on the basis of the fair market value of Company Stock released from the suspense account and credited to the Participant’s Company Stock Account for the Plan Year, valued, as determined under Section 6.2, as of the Accounting Date which coincides with the date as of which the Annual Addition is allocated. Provided, however, shares of Company Stock which are not acquired by the Plan with the proceeds of a Loan will be calculated solely on the basis of the fair market value of such shares.

(d)	Notwithstanding the other provisions of this Section, if no more than one-third of the Company Contributions for a Plan Year which are deductible as principal or interest payments on a Loan pursuant to the provisions of Code Section 404(a)(9), are allocated to Highly Compensated Employees, then the limitations imposed by this Section will not apply to:
(i)	Remainders of Company Stock forfeited and allocated under the Plan if the Company Stock was acquired with the proceeds of a Loan; or

(ii)	Company Contributions which are deductible as interest payments on a Loan under Code Section 404(a)(9)(B) and charged against a Participant’s account.
(e)	If an Annual Addition exceeds the applicable limitation of this Section due to a reasonable error in estimating a Participant’s Total Compensation, due to an allocation of forfeited Remainders, or due to a reasonable error in determining the amount of Compensation Deferrals that may be made under the limits of Code Section 415, the excess amounts in the Participant’s Account will be reduced, to the extent necessary (i) first by distributing the Participant’s Compensation Deferrals made with respect to such Plan Year, (ii) second, by reducing the other subaccounts under his 401(k) Account, other than his Catch-Up Contribution Account, (iii) third, by reducing his Other Investments Account and (iv) fourth, by reducing the Participant’s Company Stock Account. Any excess amount that is not distributed will be held unallocated in a limitation account until it is used to reduce future contributions of the Participant’s Employer in the next Plan Year and each succeeding Plan Year, if necessary. Any amount distributed will be disregarded for purposes of the limits and tests set forth in Supplement C. The Committee may also direct the distribution of any investment earnings on the returned contributions to avoid a violation of the limits of this Section. If a limitation account is in existence at any time during the Plan Year pursuant to this Section, it will not participate in the allocation of the Trust’s income or investment gains and losses. Upon termination of the Plan, any amount held in the limitation account at the time of termination will revert to the Employers.
     Section 5.13 Cash Dividends on Company Stock. Cash dividends received by the Trustee on Company Stock held by the Plan may be utilized in one or a combination of the following three ways:
(a)	Elective Participant Dividend Payments. Effective for cash dividends with a record date on or after October 1, 2006, to the extent such dividends are not used to make payments on a Loan, such dividends will be reinvested in whole and fractional shares of Company Stock. However, each Participant, Inactive Participant or Beneficiary who has Company Stock allocated to his Company Stock Account as of the record date of the dividend, may elect, as provided in paragraph (i), to have such dividends paid to him in cash provided, however, that any current payment in cash must be paid directly to the Participant or paid to the Plan and distributed in cash by the Plan to the Participant not later than 90 days after the close of the Plan Year in which the dividend is paid. All dividends subject to election in this subsection will be 100 percent vested. Provided, further, that if the Participant’s account is distributed after the record date but before the payment date of the dividend, the Participant will be deemed to have elected to have the dividend paid to him.
(i)	Dividend Reinvestment Elections. To be effective, an election under this subsection must be filed with the Committee in such manner as the Committee determines and communicates to Participants, Inactive Participants and Beneficiaries. Once made, an election will remain in effect until a new election is filed in the manner specified in paragraph (ii).

(ii)	Change of Election. An election made under paragraph (i) may be changed at any time during the month of January of each Plan Year. The new election will be effective for any cash dividend with a record date that occurs after the new election is made and will remain in effect until a new election is filed as provided in the first sentence of this paragraph.

(iii)	Default Election. If a Participant, Inactive Participant or Beneficiary fails to timely make an election under this subsection, he will be treated as having elected to have all dividends paid to the Plan and reinvested in Company Stock. Such “default election” will remain in effect until a new election is filed during a January election period.

(iv)	Trustee Acquisition of Company Stock for Purposes of Reinvestment. In the discretion of the Committee, the shares of Company Stock to be credited to a Company Stock Account in accordance with the dividend reinvestment election under paragraph (i) may be:
(A)	Purchased on the open market; or

(B)	Acquired from Company Stock held in the Company Stock Accounts which are being liquidated for the purpose of making distributions to Inactive Participants and/or diversification elections under Article XIII.

Shares of Company Stock may be purchased on the open market or from Company Stock Accounts at their current fair market value, as determined by the Committee under Section 6.2. Shares acquired in the open market will be purchased by the Trustee. If an insufficient number of shares is available for purchase in the open market, the Trustee will hold the remaining dividends in cash until sufficient shares are available. The purchase price of the shares will be the average price of all shares purchased. The purchase price will include any applicable brokerage fees or commissions, except to the extent prohibited by ERISA Section 408(e) and as provided in the first sentence of Section 6.3.
(v)	Allocation of Company Stock Attributable to Cash Dividends.
(A)	All shares of Company Stock acquired under subsection (ii) will be credited to the applicable Company Stock Accounts of each Participant who has elected (including any “default election” described in paragraph (iii)) to have cash dividends reinvested as provided in subsection (a) based on the shares of Company Stock allocated to his Company Stock Accounts on which the dividends were paid.

(B)	After the Committee determines the fair market value, as specified in Section 6.2, the number of shares of Company Stock to be credited to each electing Participant’s Company Stock Account will be the number of whole and fractional shares that represent 100 percent of the cash dividend attributable to the Company Stock in the Participant’s Account. Such shares will be credited to the applicable Company Stock Accounts as soon as practicable following the relevant purchase period.
(vi)	Distribution to Participants. If the Participant so elects, as provided in subsection (a), cash dividends attributable to the shares allocated to his Company Stock Accounts will be distributed on a current basis; provided, however, that any current payment to be paid to a Participant in cash must be paid directly to the Participant or paid to the Plan and distributed in cash by the Plan to the Participant not later than 90 days after the close of the Plan Year in which the dividend is paid. Any payment of cash dividends to a Participant that is made under this paragraph will be accounted for as if the Participant receiving such dividend was the direct owner of such shares and such payment will not be treated as a distribution from the Plan. Provided, however, that a Participant will receive a cash dividend only with respect to shares of Company Stock allocated to his Company Stock Account as of the record date for such dividend. A dividend paid with respect to Company Stock that has not been allocated to a Participant’s Company Stock Account will be treated as earnings on Plan assets and allocated to the Other Investments Accounts of all Participants who are entitled to an allocation of Trust income in accordance with Section 5.3.

(vii)	Shareholder Communications. The Committee will provide each Participant, Inactive Participant and Beneficiary who is eligible to make an election under subsection (a) with (or direct access to through electronic means):
(A)	Copies of all shareholder communications including quarterly reports, annual reports and notices of shareholder meetings; and

(B)	Such other information as the Committee determines to be necessary or appropriate.
(viii)	Dividends on Suspense Account Shares. To the extent cash dividends are paid with respect to shares of Company Stock that are held in the suspense account referred to in Section 6.4 on the record date of a dividend, if the cash dividend is not used to make a Loan payment, as described in subsection (b), such dividend will be allocated to Participants’ Other Investments Accounts in the proportion that each Participant’s Company Stock Account balance, determined as of the most recent Accounting Date (reduced by the amount of any distributions, purchases of Company Stock, or payment of expenses therefrom) bears to the sum of the Company Stock Account balances of all Participants as of that date.

(b)	Loan Payments. To the extent cash dividends are attributable to shares of Company Stock held in the suspense account referred to in Section 6.4 on the record date of the dividends, all or any part of such dividends may, in the sole discretion of the Committee, be utilized to pay principal or interest on the Loan which was incurred by the Trustee to purchase the shares of Company Stock on which the dividends were paid. Any shares of Company Stock released from the suspense account which are attributable to such dividends will be allocated to the Company Stock Accounts of Eligible Participants in the same manner as the Employers’ Regular Contributions, as provided in subsection 5.8(d). Such allocations will be made as of the Accounting Date which coincides with or immediately follows the payment date of such dividends. The preceding provisions of this subsection will not apply to cash dividends on Company Stock held in the suspense account referred to in Section 6.4 on the payment date, but not the record date, for such dividends.

(c)	Eligibility to Receive Dividends. In determining whether Company Stock is allocated to a Participant’s Company Stock Account on the record date of a dividend, in the case of shares which are liquidated to fund a distribution or a diversification election, the shares will not be deemed to be allocated (i) in the case of a purchase or sale of Company Stock on the open market, if the settlement date of the transaction precedes the record date; and (ii) in the case of a purchase from or sale to the Company, if the date of the purchase or sale precedes the record date.
     Section 5.14 Annual Statements to Participants. After the end of each Plan Year and as of such other dates as the Committee determines in its discretion, the Committee will furnish each Participant with a statement which reflects the status of his Account as of that date.

Article VI
Investment of Trust Assets
     Section 6.1 Investments. The Trust will be invested by the Trustee as provided in the Trust Agreement. The Trust, other than assets allocated to the 401(k) Component, will be invested primarily in Company Stock. The Trust may be used to acquire shares of Company Stock from the Company or in the open market. Except to the extent otherwise provided in the Trust Agreement and in Section 6.5, all investments will be made by the Trustee at the direction of the Committee; provided, however, that the Committee will have the authority to delegate all or any part of its investment discretion to the Trustee or to an investment manager, in the Trust Agreement, in the case of the Trustee, or a written instrument in the case of an investment manager which, to be effective and binding upon the investment manager, must be accepted in writing by the investment manager. The Committee may determine that the entire Trust, other than the 401(k) Component, be invested and held in Company Stock. Notwithstanding the foregoing, in no event will the Trust hold shares of Company Stock if and to the extent such investment would violate any provision of ERISA or the Code or is otherwise determined to be imprudent by the Committee or Trustee.
     Section 6.2 Purchase of Company Stock. All purchases of Company Stock by the Trust will be made at a price, or at prices, which, in the judgment of the Committee and the Trustee, do not exceed the fair market value of such Company Stock. The determination of fair market value of Company Stock for all purposes under the Plan will be made by the Trustee based on the prevailing price of Company Stock on the national securities exchange on which Company Stock is traded and which is registered under Section 6 of the Securities Exchange Act of 1934, on the appropriate Accounting Date. The Trustee will make purchases of Company Stock as described in Sections 3.6 and 3.7 of the Trust Agreement. If Company Stock is purchased from Company Stock Accounts with amounts from Other Investments Accounts, the per share purchase price will be equal to the closing price of Company Stock on the exchange referred to in the preceding sentence on the trading day which immediately precedes the date the shares are purchased.
     If Company Stock is not readily tradable on an established securities market, with respect to activities carried on by the Plan, all valuations of Company Stock will be made by an independent appraiser meeting requirements similar to those contained in the Treasury Regulations promulgated under Code Section 170(a)(1). All such appraisals will satisfy the requirements of the Department of Labor Regulations promulgated under ERISA Section 3(18). The Trustee will have the exclusive responsibility for selecting the independent appraiser.
     Section 6.3 Sale of Company Stock. The Committee may direct the Trustee to sell or resell shares of Company Stock to any person, including the Company, provided that any such sales to any disqualified person, as defined in Code Section 4975(e)(2), or any party in interest, as defined in ERISA Section 3(14), including the Company, will be made at no less than the fair market value thereof on the date of such purchase or sale, as determined under Section 6.2, and no commission is charged with respect to such transaction. Any such transaction will be made in conformance with ERISA Section 408(e) and the Department of Labor Regulations promulgated thereunder. Such sales to the Company may be made by the Trustee to satisfy the Plan’s need for liquidity under Section 7.6 regarding payment of a Participant’s benefit and Section 13.2, regarding the diversification of a Qualified Participant’s Company Stock Account. All sales of Company Stock (except Company Stock held in the suspense account referred to in Section 6.4 or the Company Contributions Account) by the Trustee will be charged pro rata to the corresponding Participants’ Company Stock Accounts. The Trustee will make sales of Company Stock as described in Sections 3.6 and 3.7 of the Trust Agreement.
     Section 6.4 Suspense Account. Company Stock purchased with the proceeds of a Loan will be held in a suspense account pending release and reallocation to Company Stock Accounts as the Loan is paid. Company Stock purchased with amounts allocated to Participants’ Other Investments Accounts will immediately upon purchase be credited pro rata to the corresponding Participants’ Company Stock Accounts.
     Section 6.5 Investment Funds.
(a)	401(k) Accounts. The Trust will include one or more “Investment Funds” established by the Trustee at the direction of the Committee. Each Participant will direct the Trustee as to the manner in which his Compensation Deferral, Catch-Up, Rollover and After-Tax Employee Contribution Accounts are to be invested among the Investment Funds. All other Participant Accounts will be invested by the Trustee as directed by the Committee. The Committee will adopt rules concerning the investment of amounts for which it receives no election and inform Participants of those rules from time to time.

(b)	Transfer of Funds. A Participant may also direct the Trustee to have the Participant-directed amounts in his 401(k) Account that are invested in an Investment Fund transferred to (i) another Investment Fund or Funds in his 401(k) Account; (ii) to his ESOP Account; or (iii) in the case of the Participant-directed amounts in his ESOP Account, from his ESOP Account to his 401(k) Account.

(c)	Investment Window. A Participant’s direction to change the investment of future contributions, or to transfer amounts from one Investment Fund to another, from his 401(k) Account to his ESOP Account or from his ESOP Account to his 401(k) Account may be made once during each Investment Window. Investment directions will be processed as soon as practicable following receipt of such direction. For all purposes of the Plan and Trust, an Investment Window will be the period which begins on the third business day following issuance of the Company’s quarterly or year-end earnings release and ends on the last day on which the stock market is open of the February, May, August or November immediately following the issuance of such release. The Committee will establish such rules and procedures as it determines necessary to administer the provisions of this Section.

Article VII
Distribution of Benefits
     Section 7.1 Retirement or Disability. If a Participant’s employment with all of the Affiliates terminates on or after the date the Participant has attained age 65 (his “Normal Retirement Age”) or age 55 (his “Early Retirement Age”), or if his employment terminates because of his Total and Permanent Disability, the Participant will be entitled to receive the entire amount credited to his Account, distributable in accordance with this Article.
     For purposes of the Plan, a Participant will be deemed to have incurred a “Total and Permanent Disability” if the Participant has a disability as determined (a) for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with that act, or (b) under the Employer’s long-term disability plan. A minimal level of earnings in restricted activity during any period of disability will not disqualify a Participant from receiving disability benefits for such period if the disabled Participant receives disability benefits under the Social Security Act for the same period.
     Section 7.2 Death. If a Participant’s employment with all of the Affiliates terminates because of his death, the entire amount in his Account, as determined as of the Accounting Date coincident with or immediately preceding the date of distribution, will be paid to his Beneficiary in accordance with this Article after receipt by the Committee of acceptable proof of death.
     Section 7.3 Resignation or Dismissal. If a Participant’s employment with all of the Affiliates terminates prior to his Early or Normal Retirement Age and for any reason other than his death or Total and Permanent Disability, he will be entitled to receive the entire amount allocated to the following accounts:
•	Cash dividend subaccounts as described in Section 5.1;

•	Compensation Deferral Contribution, Compensation Deferral Contribution-Cash and Compensation Deferral Contribution-Stock;

•	Qualified Non-Elective Contribution, Qualified Non-Elective Contribution-Cash and Qualified Non-Elective Contribution-Stock;

•	Rollover Contribution, Rollover Contribution-Cash and Rollover Contribution-Stock;

•	After-Tax Employee Contribution, After-Tax Employee Contribution-Cash, and After-Tax Employee Contribution-Stock; and

•	Prior Plan, Prior Plan-Cash and Prior Plan-Stock.
     He will receive the “Vested Percentage” of the following accounts:

•	Matching Contribution, Matching Contribution-Cash and Matching Contribution-Stock;

•	Fixed Profit Sharing Contribution, Fixed Profit Sharing Contribution-Cash and Fixed Profit Sharing Contribution-Stock;

•	Discretionary Profit Sharing Contribution;

•	Regular Contribution, Regular Contribution-Cash and Regular Contribution-Stock; and

•	Money Purchase Plan, Money Purchase Plan-Cash and Money Purchase Plan-Stock.
     The Vested Percentage of the following accounts will be determined in accordance with the following schedule based on his Years of Service at his termination date:
•	Matching Contribution, Matching Contribution-Cash and Matching Contribution-Stock;

•	Fixed Profit Sharing Contribution, Fixed Profit Sharing Contribution-Cash and Fixed Profit-Sharing Contribution-Stock;

•	Discretionary Profit Sharing Contribution;

•	Regular Contribution, Regular Contribution-Cash and Regular Contribution-Stock; and

•	Money Purchase Plan, Money Purchase Plan-Cash and Money Purchase Plan-Stock.

	Vested	Forfeited
Years of Service	Percentage	Percentage
Less than 1 year	0%	100%
1	10%	90%
2	20%	80%
3	40%	60%
4	60%	40%
5 or more years	100%	0%
     It is noted that if a Participant’s employment with all of the Affiliates terminated prior to December 31, 2002, his vested percentage was determined under the vesting schedule in effect at his date of termination.
     The term “Years of Service” means the sum of the Plan Years in which the Participant has been credited with at least 1,000 Hours of Service (as determined under Section 2.5).

Notwithstanding the foregoing, if the Participant is credited with at least 1,000 Hours of Service in the 12 consecutive month period beginning on the date the participant first performs an Hour of Service, and is not credited with 1,000 Hours of Service in the Plan Year in which the Participant first performs an Hour of Service or in the following Plan Year, he will be credited with a Year of Service for vesting purposes. If a Participant who terminates employment with all of the Affiliates is later reemployed by an Affiliate (a “Reemployed Participant”), no Years of Service accrued by the Reemployed Participant after he has incurred five consecutive One-Year Breaks in Service will be taken into account to determine the Vested Percentage of his Account as of a prior termination date.
     Section 7.4 Remainders and Reinstatement of Forfeited Remainders. The portion of a Participant’s Account that is not distributable to the Participant or his Beneficiary under Section 7.3 will be treated as a “Remainder” and forfeited in accordance with the following provisions. A Remainder will be forfeited by the Participant as of the earlier of (i) the Accounting Date following the distribution of his vested Account or (ii) the December 31 Accounting Date of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service. Forfeited amounts will come first from the Participant’s 401(k) Account, then his Other Investments Account and then, to the extent necessary, from the Participant’s Company Stock Account. Forfeited amounts will be used in the manner specified in Section 5.10.
     If the Participant is reemployed after his Remainder has been forfeited and reallocated to other Participants but before he has incurred five consecutive One-Year Breaks in Service, he may repay to the Trustee (within five years of the Participant’s reemployment date) the total amount that had been distributed to him as a result of his earlier termination of employment. If the Participant makes such a repayment, both the amount of the repayment and the forfeited Remainder will be credited to his Account as of the Accounting Date that occurs on the last day of the Plan Year that coincides with or next follows the date of repayment (after all other adjustments required under the Plan as of that date have been made). The Participant’s Account will be restored to the same dollar amount as the dollar amount of such Account on the last day of the Plan Year, or other applicable Accounting Date, which immediately precedes the date of the distribution. To complete such restoration, the Committee will allocate to the Participant’s Company Stock Account shares of Company Stock attributable to the repayment and forfeited Remainder based on the fair market value of Company Stock determined as of the date specified for restoration in the preceding sentence.
     Forfeited Remainders that are to be credited to the Participant’s Account under the preceding paragraph will be drawn from (and thus reduce): first, forfeited Remainders to be allocated as of that date under this Section; second, any income and gains of the Trust to be credited as of that date under Section 5.3; and finally, a special Company Contribution, as determined by the Committee, which will be made as of that date to the extent needed to reinstate forfeited Remainders under this Section.
     Until the Committee reinstates the Participant’s Account, as provided in this Section, the Trustee will invest the amount the Participant has repaid in a segregated account maintained solely for that Participant, as directed by the Committee. Until commingled with the balance of the assets held under the Trust on the date the Committee reinstates the Participant’s Account, the

Participant’s segregated account remains a part of the assets held under the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs.
     Section 7.5 Payment of Benefits. The balance of a Participant’s Account that is distributable under Section 7.1, Section 7.2 or Section 7.3 will be paid in the manner provided in Section 7.6. Pursuant to Section 5.2, the balance of a Participant’s Account will be determined as of the applicable Accounting Date which coincides with or immediately precedes the Participant’s distribution date. Except as otherwise provided in subsection 7.5(c), payment will be made as provided in this Section, but in no event later than 60 days after the latest of (i) the end of the Plan Year in which his termination occurs, (ii) the end of the Plan Year in which the Participant attains Normal Retirement Age or (iii) the date on which the amount of the payment can be ascertained by the Committee. If the Participant is reemployed by an Employer before payment is made or begun under this Section, no payment will be made until the Participant terminates employment again and is eligible for a distribution under Section 7.1, Section 7.2 or Section 7.3.
(a)	Participant’s Vested Account Does Not Exceed $5,000. If the Participant’s vested Account does not exceed $5,000, his Account will be distributed as soon as administratively practicable following the Participant’s termination of employment. If the Participant’s vested Account exceeds $1,000 and he does not elect to have the distribution paid to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Committee will pay the distribution, in a direct rollover, to an individual retirement plan designated by the Committee. If the benefit is payable to the Participant’s Surviving Spouse or Beneficiary or to an Alternate Payee, the benefit will be paid directly to the Surviving Spouse, Beneficiary or Alternate Payee.

(b)	Participant’s Vested Account Exceeds $5,000. Subject to subsection 7.5(c), if the Participant’s vested Account exceeds $5,000 on the date payment is to commence, and if the Participant has not attained age 70 1/2, and he consents to a current distribution, his Account will be distributed as soon as administratively practicable following the Participant’s termination of employment.

(c)	Deferral of Distributions. Notwithstanding the preceding provisions of this Section, if the Participant’s vested Account exceeds $5,000 on the date payment is to be made and he has not attained age 70 1/2 or died, he may elect to defer payment of his Account until age 70 1/2 by withholding consent to a current distribution. After the Participant attains age 70 1/2, his vested Account will be distributed as soon as administratively practicable following the close of the Plan Year in which he attained age 70 1/2, but no later than April 1 of that year.

(d)	Rollovers Disregarded in Involuntary Cash-Outs. For purposes of determining whether the Participant’s vested Account exceeds $5,000 on the date payment is to be made, the value of his Account will be determined without regard to the portion, if any, attributable to his Rollover Contribution Account. If the

Participant’s vested Account as so determined is $5,000 or less, the provisions of subsection 8.5(a) will apply.

(e)	Required Beginning Date. Distribution of a single sum payment with respect to a Participant who has terminated employment may not be deferred beyond April 1 of the calendar year that follows the calendar year in which he attains age 70 1/2. Participants who are “five-percent owners” of an Affiliate (as defined in Code Section 416) at any time during the Plan Year ending with or within the calendar year in which they attain age 70 1/2, must receive or begin to receive payment of their Accounts by that April 1 date, regardless of his employment status.

(f)	Participant Consent Requirements. A Participant’s consent under this Section to receive a distribution must be made at least 30 days after (but no more than 90 days after) he receives distribution information provided by the Committee. The 30-day election period may be waived by the Participant (so that benefit payment may be made or commenced immediately following receipt of the information) if the Committee has clearly informed the Participant that he has at least 30 days to consider the timing of his benefit payment.
     Section 7.6 Forms of Payment. Subject to the provisions of Section 7.7, payment of a Participant’s Account that is distributable under Section 7.5 will be made to or for the benefit of the Participant, or in the event of his death, to or for the benefit of his Beneficiary, in a single sum. Notwithstanding the foregoing, a benefit may be paid in installments, as described in the Plan prior to October 1, 2006, until the date this restatement is adopted by the Board. In addition, benefits paid from the Money Purchase Plan-Stock, Money Purchase Plan-Cash and Money Purchase Plan Accounts are subject to the qualified joint and survivor and qualified pre-retirement survivor annuity requirements as described in Supplement G.
     Section 7.7 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his “Beneficiary” to whom his Plan benefits will be paid if he dies before he receives all his benefits, in accordance with the following:
(a)	The Account of a Participant who is married at the time of his death and dies before any benefit payments have been made or who is married on the date benefit payments commence and dies before the complete distribution of his benefits (a “Married Participant”), will be distributed to the Married Participant’s Surviving Spouse unless the Married Participant has designated another person or persons as his Beneficiary and the Surviving Spouse has consented to the designation as provided in subsection 7.7(b).

(b)	A Surviving Spouse’s consent under this Section will be effective only if:
(i)	The Married Participant designates another Beneficiary and that designation cannot be changed without the Surviving Spouse’s consent

(unless the original consent expressly permits a change to be made without the Surviving Spouse’s subsequent consent);

(ii)	The Surviving Spouse consents to the designation in a writing witnessed by a Notary Public or Committee member; and

(iii)	The consent acknowledges the effect of the Married Participant’s designation.
(c)	A married Participant’s “Surviving Spouse” is the person to whom the Married Participant was married on the day of his death.

(d)	Each Beneficiary designation filed with the Committee will cancel all previously filed Beneficiary designations. The revocation of a Beneficiary designation, no matter how effected, will not require the consent of any designated Beneficiary, except where spousal consent is required.

(e)	Subject to subsection 7.7(b), if any Participant fails to designate a Beneficiary in the manner provided above, or if the designated Beneficiary does not survive the Participant, the Committee will direct the Trustee to distribute the Participant’s benefits to the Participant’s estate. If the Beneficiary survives the Participant, but dies before the complete distribution of the Participant’s benefits, the Committee will direct the Trustee to distribute the balance of such Participant’s benefits to the Beneficiary’s estate.
     Section 7.8 Property Distributed.
(a)	Subject to the other provisions of this Section, distribution of a Participant’s vested ESOP Account will be made in whole shares of Company Stock or in cash in the following manner: at least 30 but not more than 90 days before the date specified by the Committee for distribution, the Participant entitled to such distribution will be notified in writing by the Committee of his right to demand that all of his vested ESOP Account be distributed in whole shares of Company Stock, except for cash in lieu of fractional shares. At any time within the period specified in the preceding sentence, the Participant may notify the Committee in writing of his demand that all of the distribution be made in whole shares of Company Stock. If the Participant exercises such right of demand, the balance of his Other Investments Account, to the extent necessary to comply with such demand, will be used to acquire whole shares of Company Stock for distribution at the fair market value (as determined in the manner set forth in Section 6.2, as of the date specified in Treasury Regulation Section 54.4975-11(d)(5)) with the value of fractional shares distributed in cash.

(b)	Subject to the other provisions of this Section, in the absence of a proper or timely exercise by the Participant of his rights as set forth in subsection 7.8(a), distribution of a Participant’s vested ESOP Account will be made in (i) whole shares of Company Stock, with fractional shares distributed in cash, if the

Participant’s vested ESOP Account consists of 100 or more shares of Company Stock; or (ii) cash, if the Participant’s vested ESOP Account consists of less than 100 shares of Company Stock.
     Section 7.9 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the times and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In addition, effective January 1, 2007, the non-spouse Beneficiary of a deceased Participant may elect, at the times and in the manner prescribed by the Committee, to have the Participant’s Account paid to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b) set up for the purpose of receiving such distribution in a Direct Rollover. If a Participant is employed by an entity after he terminates employment with the Employers and that entity maintains an Eligible Retirement Plan, the Committee, upon the Participant’s request, may direct the Trustee to transfer the Participant’s vested Account balance to such other plan; provided that the other plan permits such a transfer. Upon completion of a transfer under this Section, all rights of the Participant to any benefit under the Plan will cease.
(a)	The term “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include the following:
(i)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(ii)	Any distribution to the extent such distribution is required under Code Section 401(a)(9);

(iii)	The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock); and

(iv)	Any distribution to the extent paid from the Participant’s Account as a “hardship withdrawal” under Section 7.10 of the Plan.
(b)	The term “Eligible Retirement Plan” means any of the following that accepts the Distributee’s Eligible Rollover Distribution:
(i)	An individual retirement account described in Code Section 408(a);

(ii)	An individual retirement annuity described in Code Section 408(b);

(iii)	An annuity plan described in Code Section 403(a);

(iv)	A qualified trust described in Code Section 401(a);

(v)	An annuity contract described in Code Section 403(b); and

(vi)	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which accepts the Distributee’s Eligible Rollover Distribution and agrees to separately account for amounts transferred into such plan from this Plan.
(c)	The term “Distributee” means an employee or former employee. In addition, the employee’s or former employee’s Surviving Spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(d)	The term “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     Section 7.10 In-Service Withdrawals.
(a)	A Participant may withdraw part or all of the contributions credited to his Compensation Deferral Contribution Account under Section 5.3 plus any earnings credited to that Account prior to January 1, 1989.

(b)	A withdrawal under subsection 7.10(a) will only be permitted if and to the extent that:
(i)	The Participant has obtained the maximum loan permitted under Section 7.11 as of that same date.

(ii)	The withdrawal is made to meet an immediate and heavy financial need arising from (1) medical expenses incurred or to be incurred by the Participant, his spouse or his dependents; (2) the Participant’s purchase (excluding mortgage payments) of a principal residence; (3) post-secondary tuition expenses, related educational fees and room and board expenses incurred or to be incurred by the Participant, his spouse or his dependents for the next 12 months; (4) eviction or foreclosure proceedings against the Participant in connection with his principal residence or the mortgage on that residence; (5) burial or funeral expenses for the Participant’s parent, spouse, children or dependents; or (6) expenses for the repair of damage to the Participant’s principal residence. The amount of the financial need may include any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(iii)	The Participant withdraws only the amount necessary to satisfy the financial need described in paragraph (ii) above. The Committee may require a statement to that effect on a form established by the Committee before permitting a withdrawal under subsection 7.10(a).
(c)	A withdrawal may be made as of any day provided that (i) the Participant has submitted a written request with the Committee at least 30 days prior to the withdrawal on a form authorized by the Committee for that purpose and (ii) no other withdrawal has been made by the Participant during the 12-month period preceding the withdrawal.

(d)	If a withdrawal is made under subsection 7.10(a), the Participant’s Compensation Deferrals will be limited in accordance with Section 3.6.
     Section 7.11 Participant Loans. The Trustee may loan a portion of the Trust to a Participant at the Committee’s direction in accordance with the provisions of Supplement E.

Article VIII
Funding and Plan Administration
     Section 8.1 Funding Policy. The funding policy for the Plan will be prepared and approved by the Committee from time to time as required by ERISA and will be consistent with the objectives of the Plan and the requirements of ERISA. At least annually, the Committee will review the funding policy. The Committee will make a written record of all actions taken with respect to establishing and reviewing the funding policy. The Committee will from time to time determine the cash requirements of the Plan and communicate the same to the Trustee or any investment manager. The Trustee will make investments consistent with the funding policy, Committee direction and the cash requirements of the Plan, or if the Committee or Trustee has made a delegation of its investment authority to an investment manager under Section 6.1, by such investment manager.
     Section 8.2 Committee. The Committee, as appointed by the Board, will act as the Plan administrator and as the Plan’s agent for service of legal process and will perform the day-to-day administration of the Plan as provided in this Article. If no Committee is appointed, the Company will perform the duties assigned to the Committee and all references to the Committee will be deemed to refer to the Company. The Committee will consist of three or more individuals who may but need not be employees of an Affiliate. The Company will notify the Trustee, any other Employers and the Participants of the Committee’s membership.
     Section 8.3 Appointment, Resignation and Removal of Committee Members. The Company may remove a member of the Committee at any time by written notice to him, the other Committee members, any other Employers and the Trustee. A Committee member may resign at any time by written notice to the Board, the other Committee members, any other Employers and the Trustee. The Board may fill any vacancy in the Committee’s membership and will give written notice thereof to the other Committee members, any other Employers and the Trustee. While there is a vacancy in the Committee’s membership, the remaining Committee members will have the same powers as the full Committee until the vacancy is filled.
     Section 8.4 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairman and appoint a secretary, who may or may not be a Committee member, as it deems advisable. The Committee may authorize any one or more of its members to execute any directive or certification on behalf of the Committee. The Trustee, upon receipt of such authorization, may rely on any directive or certification issued by the authorized member or members until notified to the contrary. The Committee may also adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee will be made by the vote of the majority including actions in writing taken without a meeting. If because of the number of members qualified to act there is no majority on a particular matter, the Company will decide the matter.

     Section 8.5 Committee Powers and Duties. The Committee has the duties and powers necessary to discharge its obligations under the Plan and Trust, including, but not limited to, the following:
(a)	To construe and interpret the Plan and decide all questions arising in the administration, interpretation and application of the Plan and Trust;

(b)	To receive from the Employers and from Participants the information necessary for the proper administration of the Plan;

(c)	To keep, and to furnish an Employer upon its request, such records and reports with respect to the administration of the Plan as are reasonable and appropriate;

(d)	To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust fund from the Trustee;

(e)	To direct the Trustee in the payments or distributions to be made from the Trust fund in accordance with the provisions of the Plan;

(f)	To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including providers of legal, accounting, record keeping and plan administration services; and

(g)	To enter into option agreements with the Company or shareholders of the Company with respect to the acquisition of Company Stock on such terms and conditions as the Committee determines. Such option agreements will be assignable to the Trustee; provided, however, neither the agreement nor the assignment provisions thereof may require or otherwise bind the Trustee to acquire Company Stock.
     Section 8.6 Committee Rules and Decisions. The Committee may adopt such rules and procedures as it deems necessary or desirable to provide for the proper administration of the Plan. All rules and decisions of the Committee will be consistent with the terms of the Plan and Trust and will be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee is entitled to rely upon information furnished by a Participant or Beneficiary, the Employers, the legal counsel of the Company, or the Trustee. The Committee will make any adjustments it considers equitable and practicable to correct a mistake of fact once the mistake becomes known. Subject to applicable law, any determination made in good faith by the Committee under this Article will be binding on all persons. Consequently, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.
     Section 8.7 Interested Committee Member. If a Committee member (or that member’s spouse) is a Participant, that member will be ineligible to participate in any decision concerning his eligibility for the amount, method or timing of a distribution under the Plan to be made on his behalf (or on behalf of his spouse).

     Section 8.8 Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment under the Plan is under a legal disability or incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to his legal representative or to a relative or friend of such person for his benefit, or to apply the payment for the benefit of the person in a manner the Committee considers appropriate. Any benefit payment made in accordance with this Section will constitute a complete discharge of any liability for the making of such payment under the Plan.
     Section 8.9 Missing Participants and Beneficiaries. Each Participant must file his and his Beneficiary’s post office address (and any change of address) with the Committee. Any communication sent to a Participant or Beneficiary at the address last filed with the Committee, or at the address shown on the Employer’s records if no address was filed with the Committee, will be binding on the Participant and Beneficiary for all purposes of the Plan. Neither the Committee nor an Employer is required to search for or locate a Participant or Beneficiary. If a payment cannot be made within three years of the date the payment was originally due because the Participant’s or Beneficiary’s whereabouts is unknown, the payment will be forfeited and the forfeited amount will be utilized in one of the following ways as determined by the Committee in its sole and absolute discretion:
(a)	By paying the forfeited amount to the Beneficiary.

(b)	By paying the forfeited amount to the Participant’s spouse (if then living).

(c)	If there is no known Beneficiary or Surviving Spouse, by paying the forfeited amount to one or more of the Participant’s relatives (if then living) in any proportion the Committee determines to be equitable.

(d)	By treating the forfeited amount as a forfeited Remainder under Section 7.4.
     Section 8.10 Claims and Review Procedures. While a Participant or Beneficiary need not file a claim to receive a benefit under the Plan, such a person may submit a written claim to the Committee or seek a review of the Committee’s benefit determination. The Committee will afford the Participant or Beneficiary a full and fair review of such a request as provided in Supplement A.
     Section 8.11 Plan Expenses. All usual and reasonable expenses of administering the Plan, including expenses incurred by the Committee, may be paid in whole or in part by the Employers (in the proportion determined by the Company), and any expenses not paid by the Employers may be paid by the Trustee out of the principal or income of the Trust. Such payments will be made in accordance with written procedures established by the Committee and approved by the Trustee. To the extent expenses are paid by the Trustee from the Trust, the Committee may allocate those expenses to an individual Participant’s Account in accordance with nondiscriminatory rules established by the Committee and communicated to Participants. Any member of the Committee who is an employee of an Affiliate may not receive compensation with respect to his services for the Committee. The payment of Plan and Trust fees and expenses shall include the reimbursement of the Company or Committee for fees and expenses paid by the Company on behalf of the Plan and Trust which are properly payable by the Plan and Trust.
     Section 8.12 Fiduciary Responsibilities. A fiduciary with respect to the Plan or Trust will discharge his fiduciary duties solely in the interest of Participants and their Beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. It is intended under the Plan and Trust that a fiduciary will be responsible only for the proper exercise of its own fiduciary duties and obligations to the extent not properly allocated or delegated to other persons.

Article IX
Miscellaneous
     Section 9.1 Nonguarantee of Employment. Nothing contained in the Plan may be construed as a contract of employment between an Employer and any employee, or as a right to be engaged or continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause.
     Section 9.2 Rights to Trust Assets. No employee or Beneficiary has any right to, or interest in, any assets of the Trust, except as provided from time to time under the Plan. Benefits payable under the Plan to any person are to be paid solely out of the assets of the Trust and the liability of the Committee, the Employers and the Trustee to make a benefit payment is limited to the Trust assets available for that purpose.
     Section 9.3 Nonalienation of Benefits. Except as may be required by the tax withholding provisions of a federal, state or municipal tax act or pursuant to a qualified domestic relations order (as that term is defined in Code Section 414(p)) or pursuant to a judgment or settlement described in Code Section 401(a)(13)(C), benefits payable under the Plan are not subject in any manner to sale, transfer, assignment, pledge, encumbrance, garnishment, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to sell, transfer, assign, pledge, encumber, or otherwise dispose of any right to benefits payable hereunder will be void. The Trust will not be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.
     Section 9.4 Applicable State Law. To the extent not superseded by the laws of the United States, this Plan will be administered and construed and its validity determined under the laws of the State of Indiana, without regard to that state’s choice of law principles.
     Section 9.5 Illegal or Invalid Provisions. In the event any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.
     Section 9.6 Gender and Number. Words in the masculine gender are to be construed to include the feminine gender in all cases where appropriate and words in the singular or plural are to be construed as being in the plural or singular where appropriate.
     Section 9.7 Execution in Counterparts. The Plan may be executed in any number of counterparts each of which will be deemed to be an original. All the counterparts will constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
     Section 9.8 Waiver of Notice. Any notice required under the Plan may be waived by the party entitled to such notice.

     Section 9.9 Action by the Employers. Any action required or permitted to be taken by an Employer under the Plan or Trust must be by resolution of its board of directors, by a duly authorized committee of its board of directors or by a person or persons duly authorized by its board of directors or such committee.
     Section 9.10 Indemnification. To the extent permitted by law, the Employers will indemnify each current and former employee or director of an Employer and each current and former Committee member against any and all liability or claim of liability (to the extent not indemnified in the first instance under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan, including all expenses incurred in the person’s defense if the Employers fail to provide a defense after having been requested to do so in writing. The right to indemnification under this Section is conditioned upon the person notifying the Company of the claim of liability within 30 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.
     Section 9.11 Nonguarantee of Funds. Neither the Committee, the Trustee, nor the Employers in any way guarantee the Trust from loss or depreciation.
     Section 9.12 Qualified Domestic Relations Orders. Notwithstanding the provisions of Article VII, payments from a Participant’s Account may be made (to the extent vested under Section 7.3) to an “Alternate Payee” under a “Qualified Domestic Relations Order” (as those terms are defined under Code Section 414(p)) prior to the Participant’s retirement or other termination of employment. As soon as practicable following the Committee’s determination that a domestic relations order constitutes a Qualified Domestic Relations Order, that portion of the Participant’s Account awarded to the Alternate Payee pursuant to such order will be transferred to an account maintained under the Plan on behalf of the Alternate Payee. Nothing contained in the Plan will prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a Qualified Domestic Relations Order.
     Section 9.13 Federal and State Securities Law Compliance.
(a)	Each Participant or Beneficiary may be required by the Committee, prior to the transfer of Company Stock to such Participant or Beneficiary, to execute and deliver an agreement, in form and substance acceptable to the Committee, certifying such person’s intent to hold such Company Stock and containing such other representations and agreements relating to the Company Stock as the Committee may reasonably request;

(b)	The Committee will take all necessary steps to comply with any applicable registration or other requirements of federal or state securities laws from which no exemption is available; and

(c)	Stock certificates distributed to Participants may bear such legends concerning restrictions imposed by federal or state securities laws, and concerning other restrictions and rights under the Plan, as the Committee in its discretion may determine.

Article X
Amendment and Termination
     Section 10.1 Amendment. The Company reserves the right to amend the Plan from time to time in its sole discretion, provided the amendment:
(a)	Except as provided in Section 11.3, does not cause any part of the Trust fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries;

(b)	Does not eliminate or reduce a Participant’s accrued benefit; and

(c)	Does not increase the duties, powers, or liabilities of the Trustee without its written consent.
     Section 10.2 Termination. While the Employers expect and intend to continue the Plan, the Company reserves the right to terminate the Plan with respect to all Employers at any time in its sole discretion. In addition, the Plan will terminate with respect to an individual Employer (a) by resolution of the Employer’s board of directors, provided that 30 days advance written notice is given to the Committee and the Company; (b) upon the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets (unless a successor is substituted for the Employer under Section 11.1); or (c) upon the Employer’s complete discontinuance of contributions. A partial termination of the Plan may occur with respect to a group of Participants on any date specified by the Committee or required by law.
     Section 10.3 Termination Procedures. The date of a termination or partial termination (a “Plan Termination Date”) will constitute a special Accounting Date under Section 5.2. If, as of the Plan Termination Date, a Loan is outstanding, the shares of Company Stock held in the suspense account referred to in Section 6.4 as of such date and pledged as collateral for such Loan (or the proceeds from the sale of such Company Stock) will be applied by the Trustee solely to discharge the Loan. After the discharge of the Loan, if applicable, any adjustments required under Section 5.3 will be made. After such adjustments have been made, the Committee may reserve a sum it deems to be reasonably necessary to pay any absolute or contingent liabilities of the Plan or Trust and may charge that sum to each Participant’s Account on a pro rata basis according to the Account balances as adjusted under the preceding sentence. Provided, however, any adjustments or allocations made as of the Plan Termination Date will be subject to the requirements of Code Section 401(a)(4) and the regulations promulgated thereunder. In the event an adjustment or allocation would not satisfy the requirements of the preceding sentence, the Committee will, on a nondiscriminatory basis, adjust the allocation to the extent necessary to satisfy the requirements of Code Section 401(a)(4). The Account balances of affected Participants and Beneficiaries, as adjusted, will be fully vested and nonforfeitable as of the Plan Termination Date and will be distributed in a single sum (or, in the case of a partial termination in a method described in Section 7.6) or will continue to be administered as part of the Trust, as determined by the Committee. All provisions of the Plan which are not inconsistent with this Article will continue in effect, including all the powers and duties of the Committee, the Company and the Trustee, until a complete distribution of the Trust has been made.
     Section 10.4 Limitation on Amendment or Termination. Notwithstanding the provisions of Section 10.1 and Section 10.2, to the extent required by the terms of any Loan, the Company will not terminate the ESOP component of the Plan, or make any amendment to the ESOP component of the Plan while any Loan remains outstanding and unpaid in whole or in part, without the prior written consent to any such termination or amendment by all holders and guarantors, if any, of the Plan’s obligations under the Loan. Where any holder or guarantor has a representative on the Committee, such prior written consent will not be required if the representative approves the amendment.

Article XI
Successors, Mergers and Plan Assets
     Section 11.1 Successors. In the event of the dissolution, merger, consolidation or reorganization of an Employer or the sale by an Employer of all or substantially all of its assets, provision may be made with the consent of the Company by which the Plan and Trust will be continued by the Employer’s successor; and, in that event, the successor will be substituted for the Employer under the Plan. Upon the substitution, the successor will assume all Plan liabilities and will assume all of the powers, duties and responsibilities of that Employer.
     Section 11.2 Plan Mergers, Consolidations and Transfers. The Plan will not, in whole or in part, be merged or consolidated with or have its assets or liabilities transferred to any other plan, unless each Participant would be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the Plan terminated on that date) equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation or transfer (if the Plan terminated on that date).
     Section 11.3 Plan Assets. The Employers will have no right, title or interest in any assets of the Trust, nor may any assets of the Trust be returned to an Employer, directly or indirectly, except:
(a)	A contribution made by a mistake of fact, provided that the contribution is returned to the Employer within one year of the original contribution date.

(b)	The portion of a contribution that is disallowed as an expense for federal income tax purposes, provided that such amount is returned to the Employer within one year of the disallowance.
     Any amount returned under subsection 11.3(a) or subsection 11.3(b) must first be reduced by any amount previously distributed from the Trust and then by any Trust losses allocable to that amount, and in no event may the return of the contribution under those subsection cause any Participant’s Account balance to be less than the Account balance he would have been credited with had the contribution not been made.

Article XII
Voting Company Stock
     Section 12.1 Matters Which Require Pass Through of Voting Rights. So long as Company Stock constitutes a registration-type security, as described in Code Section 409(e), Each Participant, Inactive Participant and Beneficiary will be entitled to direct the Trustee as to the manner in which voting rights of shares of Company Stock allocated to his Company Stock Account are to be exercised with respect to all matters as to which such shares are entitled to be voted.
     Section 12.2 Confidential Procedure for Passing Through Voting Rights. The Committee will, at least 30 days prior to each meeting of holders of Company Stock, provide each Participant or Beneficiary entitled under Section 12.1 to direct the voting of Company Stock with notice of such meeting and of those matters which, at the time of the mailing of such notice, are subject to direction by a Participant, as set forth in Section 12.1, and are expected to be presented at such meeting for action by holders of Company Stock, together with an appropriate form on which the Participant can direct the Trustee, in confidence, as to the manner of voting on such matters. If instructions on such matters are not received by the Trustee at least ten business days prior to such meeting, then pursuant to Section 12.3, the Trustee will vote the shares of Company Stock with respect to which no such instructions were received as it determines in its own discretion.
     Section 12.3 Trustee Voting Discretion. The Trustee will vote any Company Stock (i) allocated to a Company Stock Account of a Participant with respect to such matters as to which no voting instructions have been timely received, (ii) contributed to the Trust but not yet allocated to Participants’ Company Stock Accounts, and (iii) held in the suspense account described in Section 6.4 as directed by the Committee. The Trustee will vote all shares pursuant to this Section and by Participants pursuant to Section 12.2, subject to the fiduciary obligations imposed on it by ERISA.

Article XIII
Diversification of Company Stock
     Section 13.1 Election by Qualified Participant(a) . Effective January 1, 2007, during each Investment Window, each Participant, Inactive Participant and Beneficiary who has 3 or more Years of Service as of the end of the prior Plan Year may elect to diversify all or any part of his Company Stock Account that is not subject to participant investment direction pursuant to Section 6.5. A diversification election can specify the shares of Company Stock to be diversified, based on the cost basis of the shares.
     Section 13.2 Method of Diversifying Investment. An election to diversify will be provided to the Committee in writing and must be effective no later than the last day of the Investment Window to which the election relates.
(a)	A Participant, Inactive Participant or Beneficiary may direct the Committee to transfer the portion of his Company Stock Account to which the election to diversify relates to his corresponding subaccount under his 401(k) Account in cash (for example, if he diversifies a portion of his Matching Contribution-Stock Account, it will be transferred to his Matching Contribution Account). The amount of cash to be transferred will be equal to the fair market value of the shares of Company Stock to which the election relates, as determined under Section 6.2. The amount of cash necessary to implement an election may, to the extent necessary to comply with such election, be funded by the Committee by charging, on a pro rata basis, the Other Investments Accounts of all Participants, Inactive Participants and Beneficiaries who did not make an election under this Article during the Investment Window. The Company Stock debited from the Participant’s Company Stock Account will be credited, on a pro rata basis, to the corresponding Company Stock Accounts of Participants, Inactive Participants and Beneficiaries who did not make an election under this Article. The Committee may also direct the Trustee to implement an election by selling the Company Stock to which it relates in the open market or to the Company.
(b)	A Participant may elect not to diversify any portion of his Company Stock Account. The failure by a Participant to make a timely or proper election under this Article will be treated for all purposes as an election not to exercise his diversification rights.
     Section 13.3 Committee Procedures. The Committee will establish such rules and procedures as it determines necessary to administer the provisions of this Section.

Supplement A
Claims and Review Procedures
     Section A-1 Procedures Governing the Filing of Benefit Claims. All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Committee for claim purposes. The term “Benefit Claim” means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, that complies with the Plan’s procedures for making benefit claims. The term “Claimant” means a Participant, an Inactive Participant, a Surviving Spouse of a Participant, a Beneficiary, or an Alternate Payee, who is claiming entitlement to the payment of any benefit payable under the Plan.
     Section A-2 Notification of Benefit Determinations. The Committee will notify a Claimant, in accordance with Section A-3, of the Plan’s benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than 90 days after receipt of the Benefit Claim by the Plan. If special circumstances require an extension of time for processing the Benefit Claim, the Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination. In no event will the extension exceed a period of 90 days from the end of the initial period.
     Section A-3 Manner And Content of Notification of Benefit Determinations. All notices given by the Committee will be given to a Claimant, or to his authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Committee may provide a Claimant with either a written or an electronic notice of the Plan’s benefit determination. Any electronic notification will comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the Claimant:
(a)	The specific reasons for the adverse determination;
(b)	Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based;
(c)	A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary; and
(d)	A description of the Plan’s review procedures and the time limits applicable to such procedures.
The term “Adverse Benefit Determination” means a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, any benefit payable under the Plan.

     Section A-4 Appeal of Adverse Benefit Determinations. A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than 60 days after receiving the determination.
     The written request for a review must be filed with the Committee. Upon receiving the written request for review, the Committee will advise the Claimant, or his authorized representative, in writing that:
(a)	The Claimant, or his authorized representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and
(b)	The Claimant will be provided, upon request of the Claimant or his authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.
     Section A-5 Benefit Determination on Review. All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by an appropriate named fiduciary of the Plan.
     Section A-6 Notification of Benefit Determination on Review. The Committee will notify a Claimant, in accordance with Section A-7, of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after the Plan’s receipt of the Claimant’s request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the named fiduciary, the Claimant will be notified, prior to the termination of the initial 60-day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan’s benefit determination on review, which will not be later than 120 days after receipt of a request for review. Provided, however, in the case of a Plan with a Committee or other group designated as the appropriate named fiduciary that holds regularly scheduled meetings at least quarterly, the time limit of this Section will be modified in accordance with 29 CFR 2560.503-1(i)(1)(ii) or 29 CFR 2560.503-1(i)(3)(ii), whichever is applicable.
     Section A-7 Manner and Content of Notification of Benefit Determination on Review. The Committee will provide a Claimant with notification of its benefit determination on review in a method described in Section A-3. In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the Claimant:
(a)	The specific reasons for the adverse determination on review;
(b)	Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

(c)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

Supplement B
Top-Heavy Provisions
     Section B-1 Application. The purpose of this Supplement is to satisfy the requirements of Code Section 416. Consequently, the provisions of Section B-6 will apply for each Plan Year the Plan is determined to be a “Top-Heavy Plan” under Section B-2.
     Section B-2 Top-Heavy Plan. Subject to the provisions of Section B-5, the Plan will be a Top-Heavy Plan for a Plan Year if on that Plan Year’s Determination Date the sum of the Account balances of Participants who are Key Employees exceeds 60 percent of the sum of the Account balances of all Participants. For purposes of the preceding sentence, the “Determination Date” for a Plan Year means the last day of the preceding Plan Year.
     Section B-3 Key Employees. For purposes of this Supplement:
(a)	The term “Key Employee” means, any employee or former employee (including a deceased employee) of an Affiliate who, at any time during the Plan Year that includes the Determination Date, was:
(i)	An officer of an Affiliate having Total Compensation greater than $140,000 (as adjusted under Code Section 416(i)(1));
(ii)	A five-percent owner of an Affiliate; or
(iii)	A one-percent owner of an Affiliate having Total Compensation of more than $150,000.
     For purposes of determining a Key Employee under this Section, the term Total Compensation means compensation within the meaning of Code Section 416(i)(1) and the applicable regulations and other guidelines of general applicability issued thereunder. For purposes of determining an individual’s ownership in an Affiliate under this subsection, the rules of Code Sections 414(b), (c) and (m) will be disregarded.
(b)	The term “Non-Key Employee” means any employee who is not a Key Employee.
     The terms “Key Employee” and “Non-Key Employee” include the Beneficiaries of such employees, respectively.
     Section B-4 Determination of Account Balances. For purposes of determining Participants’ Account balances as of any Determination Date under Section B-2, the following rules apply:
(a)	A Participant’s Account balance will be increased by any amounts distributed to the Participant or his Beneficiary during the one-year period ending on the Determination Date due to the separation from service, death or Total and

Permanent Disability of the Participant. In the case of a distribution made for any other reason, “five-year period” will be substituted for “one-year period” in the preceding sentence.
(b)	Notwithstanding subsection B-4(a), the Account balance of a Participant who has not performed any services for an Affiliate during the one-year period ending on the Determination Date will be disregarded.
(c)	The account balance of a Non-Key Employee who was a Key Employee with respect to any prior Plan Year will be disregarded.
(d)	A Participant’s Account balance will be decreased by any amount rolled over into the Plan if the After-Tax Employee was initiated by the Participant and the amount came from a plan other than a plan maintained by an Affiliate.
     Section B-5 Aggregation of Plans. The Plan will be a Top-Heavy Plan under Section B-2 if it is part of a Top-Heavy Group for that Plan Year.
(a)	Top-Heavy Group. The term “Top-Heavy Group” means each plan maintained by an Affiliate in which a Key Employee participates and each other plan which enables such a plan to meet the requirements of Code Section 401(a)(4) or 410 (either type of plan is referred to below as an “Aggregated Plan”) where as of a Determination Date the sum of:
(i)	The total of the account balances of Key Employees under any defined contribution plan that constitutes an Aggregated Plan, and
(ii)	The present value of the cumulative accrued benefits of Key Employees under any defined benefit plan that constitutes an Aggregated Plan, exceeds 60 percent of a similar sum determined for all employees.
(b)	Additional Plans. The Company may treat any other plan it or any other Affiliate maintains as an Aggregated Plan under subsection B-5(a), provided that the Aggregated Plans would in combination with that plan or plans continue to meet the requirements of Code Sections 401(a)(4) and 410. If the Aggregated Plans which include this Plan do not comprise a Top-Heavy Group, this Plan will not be a Top-Heavy Plan under Section B-2.
(c)	Other Rules. The rules of Section B-4 will apply to determine the Account balances of employees under this Section (and the term “Accrued Benefit” will be substituted for the term “Account balance” to determine benefits under a defined benefit plan). Any plan (including a terminated plan) that was maintained by an Affiliate within the five-year period ending on the Determination Date will be treated as an Aggregated Plan if it is otherwise described in subsection B-5(a).

     Section B-6 Minimum Benefit. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the contributions allocated under Section 4.2 through Section 4.6 to the Account of any Participant who is a Non-Key Employee may not be less than an amount equal to three percent (or, if lesser, the highest contribution percentage rate of any Key Employee for that year) of the Participant’s Total Compensation. For purposes of determining a Key Employee’s contribution percentage rate under the preceding sentence, amounts contributed under Section 4.1 (other than Catch-Up Contributions) for that individual will be counted. A Participant will be entitled to receive an allocation under this Section if he is employed by an Employer on the last day of the Plan Year regardless of the number of Hours of Service he accrued in that year. If the Company or an Affiliate maintains a defined benefit plan that is part of a Top-Heavy Group for any Plan Year under Section B-5, any Non-Key Employee who participates under both this Plan and the defined benefit plan will be entitled to the minimum benefit under the defined benefit plan. Notwithstanding the foregoing, if an Affiliate maintains any other plan, the minimum benefit required under this Section will be adjusted in accordance with regulations issued under Code Section 416(f) to prevent an inappropriate duplication or omission of required minimum benefits or contributions. In this regard, if the other plan is a money purchase pension plan, the minimum benefit will be provided under that plan.

Supplement C
Limitations on Compensation Deferral
and Matching Contributions
     Section C-1 Purpose. The purpose of this Supplement is to satisfy the requirements of Code Sections 401(k), 401(m) and 402(g). Consequently, the Compensation Deferral Contributions and Matching Contributions made on behalf of a Participant will be limited each year in accordance with the following provisions.
     Section C-2 Annual Dollar Limitation on Compensation Deferral Contributions. Notwithstanding any other Plan provision:
(a)	No Participant will be permitted to have Elective Deferrals under this Plan, or any other qualified plan maintained by an Affiliate in any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the calendar year, except to the extent permitted under subsection 3.1(b) and Code Section 414(v) (the “Annual Dollar Limitation”). If a Participant’s Compensation Deferral Contributions exceed the Annual Dollar Limitation in effect for any calendar year, the excess deferrals (plus the Trust earnings or minus the Trust losses attributable to the excess deferrals) will be distributed to the Participant by April 15 of the next calendar year.
(b)	If a Participant’s Elective Deferrals exceed the Annual Dollar Limitation (or, if greater, the amount determined under Code Sections 402(g)(4) and 402(g)(8)) in effect for any calendar year, the Participant may notify the Committee in writing of the excess and may elect to treat all or a portion of his Compensation Deferrals under this Plan, to the extent of the excess, as an excess Elective Deferral. If this notice is received by the Committee prior to March 1 of the calendar year following the calendar year in which the excess Elective Deferrals were made, the Committee may, in its sole discretion and without regard to any other provision of the Plan, direct the Trustee to distribute the amount designated by the Participant as excess Elective Deferrals (plus any Trust earnings or minus any Trust losses attributable to that amount for the calendar year in which the excess Elective Deferrals were made and the following Plan Year through the distribution date) prior to April 15 of that same year.
(c)	The term “Elective Deferral” means the sum of any contributions made on behalf of a Participant by any entity (including any Compensation Deferral Contributions made under this Plan but excluding any Catch-Up Contributions made to this Plan or any other plan described below) for a calendar year:
(i)	Under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in the Participant’s gross income for that calendar year under Code Section 402(e)(3) (determined without regard to Code Section 402(g));

(ii)	Under a simplified employee pension plan to the extent not includible in the Participant’s gross income for that calendar year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g));
(iii)	Applied toward the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement (within the meaning of Code Sections 3121(a)(5)(D) and 402(g)(3) and any regulations issued under those Sections); or
(iv)	Under a simple retirement account established under Code Section 408(p)(2)(A)(i).
     Section C-3 Percentage Limitation on Compensation Deferral Contributions. Notwithstanding any other Plan provision, the Actual Deferral Percentage for Participants who are Highly Compensated Employees for any Plan Year may not exceed the greater of:
(a)	125 percent of the Actual Deferral Percentage for all other Participants for that same Plan Year; or

(b)	The lesser of:
(i)	200 percent of the Actual Deferral Percentage for all other Participants for that same Plan Year, or
(ii)	The Actual Deferral Percentage for all other Participants for that same Plan Year plus two percentage points.
     The “Actual Deferral Percentage” for a specified group of Participants for any Plan Year means the average of the ratios, determined individually for each Participant in the group, of (1) to (2) where:
(A)	Equals the sum of the Compensation Deferral Contributions made under Section 4.1 and the Qualified Non-Elective Contributions made under Section 4.6 for the Participant with respect to that Plan Year which are treated as Compensation Deferral Contributions; and

(B)	Equals the Participant’s Total Compensation (as determined under Section 5.11) for that Plan Year.
     The Committee elects to apply Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement under this Plan satisfies the requirements of Code Section 401(k)(3)(A)(i), and non-Highly Compensated Employees who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) will be excluded when calculating the Actual Deferral Percentage for Participants under subsections (a) and (b) above. To insure compliance with the limitation described above (the “Percentage Limitation”), the Committee may limit prospective Compensation Deferrals of Participants under Section 3.1 at any time during the Plan Year. If the Committee determines that the Compensation Deferral Contributions made on behalf of the Highly Compensated Employees exceed the Percentage Limitation for any Plan Year, the excess contributions will be calculated by reducing the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage first. If the Actual Deferral Percentage test is not yet passed, the process is repeated with the remaining Highly Compensated Employees until the test is satisfied. Once the total amount of excess contributions is determined, the excess contributions will be distributed to the Highly Compensated Employees in the order of their actual contribution amounts (including all contributions treated as deferrals for the Actual Deferral Percentage test), beginning with the highest deferral amount, to the extent necessary to distribute all excess contributions. The distributions of excess contributions will include any Trust earnings or losses attributable to the excess contributions for the Plan Year for which the excess contributions were made and for the following Plan Year through a date that is not more than seven days prior to the date the excess contributions are distributed. Any Matching Contributions which are attributable to excess contributions that are distributed under this Section will be forfeited and used to reduce future Matching Contributions. The excess to be distributed under this Section will be reduced by any Excess Deferrals to be returned to the Participant with respect to that same Plan Year under Section C-2. A distribution under the preceding sentence will generally be made within two and one-half months after the end of that Plan Year, but in no event later than the last day of the Plan Year that follows the Plan Year in which the excess occurred.
     Section C-4 Limitation on Matching Contributions. Notwithstanding any other Plan provision, the Contribution Percentage for Participants who are Highly Compensated Employees for any Plan Year may not exceed the greater of:
(a)	125 percent of the Contribution Percentage for all other Participants for that same Plan Year; or

(b)	The lesser of:
(i)	200 percent of the Contribution Percentage for all other Participants for that same Plan Year, or
(ii)	The Contribution Percentage for all other Participants for that same Plan Year plus two percentage points.
     The “Contribution Percentage” for a specified group of Participants for any Plan Year means the average of the ratios, determined individually for each Participant in the group, of (A) to (B) where:
(A)	Equals the sum of the Matching Contributions to be made on behalf of the Participant under Section 4.2 for that Plan Year plus the Qualified Non-Elective Contributions made under Section 4.6 for the Participant with respect to that Plan Year which are treated as Matching Contributions; and

(B)	Equals the Participant’s Total Compensation (as determined under Section 5.11) for that Plan Year.
     The Committee elects to apply Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code Section 401(m)(2)(A), and non-Highly Compensated Employees who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) will be excluded when calculating the Contribution Percentage for Participants under subsection (a) and (b) above. For purposes of determining the Contribution Percentage, all or part of the Compensation Deferral and/or Qualified Non-Elective Contributions made or to be made for the Plan Year being tested with respect to any or all Participants may be included in the computation of the percentage; provided that the requirements of Treasury Regulation Section 1.401(m)-1(b)(5) are satisfied. If the Committee determines that the total Matching Contributions to be allocated to, or in fact made, on behalf of a Highly Compensated Employee would exceed the amount permitted under the Contribution Percentage Limitation for any Plan Year, the excess Matching Contributions will be calculated by reducing the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage first. If the Actual Contribution Percentage test is not yet passed, the process is repeated until the test is satisfied. Once the total amount of excess Matching Contributions are determined, the excess contributions that cannot be allocated to the Highly Compensated Employees’ Accounts will be calculated in the order of their actual contribution amounts (including all contributions treated as Matching Contributions for the Actual Contribution Percentage test), beginning with the highest contribution amount, to the extent necessary to eliminate all excess contributions. If any excess Matching Contributions have already been deposited in a Highly Compensated Employee’s Account, they will be treated as contributions which were made by mistake of fact, as described in Section 11.3; however, to the extent those deposited contributions are vested, they will be distributed to the Highly Compensated Employees according to the procedures described above. Non-vested excess Matching Contributions will be removed from the Participant’s Account and allocated as additional Regular Contributions. The reduction of excess contributions already deposited will include any Trust earnings or losses attributable to the excess contributions for the Plan Year for which the excess contributions were made and for the following Plan Year through a date that is not more than seven days prior to the date the excess contributions are reduced. The reduction generally will be made within two and one-half months after the end of the Plan Year in which the excess occurred, but in no event later than the last day of the Plan Year that follows that Plan Year.
     Section C-5 Combined Limitations. If Compensation Deferral Contributions and Matching Contributions are made with respect to the same Plan Year, the Company may elect to treat all or part of the Compensation Deferrals made under Section 4.1 and the Qualified Non-Elective Contributions made under Section 4.6 as Matching Contributions under Section 4.2 for purposes of applying the limitation of Section C-4, as provided in the regulations issued under Code Sections 401(k) and 401(m).
     Section C-6 Highly Compensated Employees. For purposes of this Supplement, a “Highly Compensated Employee” means an individual described in Code Section 414(q), which includes an employee who:

(a)	At any time during the current or the preceding Plan Year, was a five-percent owner of an Affiliate;
(b)	During the preceding Plan Year, received Total Compensation from Affiliates in excess of $95,000 (as adjusted under Code Section 414(q)(1)) and was in the top 20 percent of the employees when ranked on the basis of compensation paid during such year.
     Section C-7 Aggregation of Plans. For purposes of applying the Annual Dollar Limitation of Section C-2, all Elective Deferrals (other than Catch-Up Contributions) made under any plan maintained by an Affiliate will be aggregated with the Compensation Deferral Contributions made under this Plan. For purposes of applying the annual Percentage Limitation of Section C-3, and the Matching Contribution Percentage Limitation of Section C-4, all plans maintained by the Affiliates (under which Elective Deferrals are made) that are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) will be treated as one plan in accordance with Code Sections 401(k)(3) and 401(m)(2)(B) and any final regulations issued under those Sections. In addition, if any Highly Compensated Employee is a participant in any other plan maintained by an Affiliate that permits Elective Deferrals, that plan will be aggregated with this Plan for purposes of the foregoing limitations.

Supplement D
Participation by and Withdrawal of Affiliates
     Section D-1 Participation by Affiliate. Any Affiliate may adopt the Plan for the benefit of its employees and become an Employer by filing a certified copy of a resolution of its board of directors to that effect with the Company. Notwithstanding the foregoing, the Affiliate’s adoption of the Plan will not be effective unless the Company consents to that action by resolution of the Board or by a written consent signed by the Chairman of the Board, the President, the Chief Executive Officer or any Senior or Executive Vice President of the Company.
     Section D-2 Withdrawal of Affiliate. Any Employer may withdraw from this Plan by filing a certified copy of a resolution of its board of directors to that effect with the Company. Additionally, the Company may cause an Employer to withdraw from this Plan by filing a certified copy of a resolution of the Board to that effect with the Employer. Such resolutions will specify the effective date of the withdrawal.
     Section D-3 Effect of Withdrawal of Affiliate. If an Employer withdraws from the Plan pursuant to Section D-2 but remains an Affiliate, any Covered Employee of that Affiliate who was an active Participant in the Plan on the effective date of such withdrawal will become an Inactive Participant and will be subject to the following additional provisions:
(a)	The Participant’s Compensation Deferral and Catch-Up Contributions will terminate effective with respect to compensation which is paid by the Affiliate on and after the effective date of the Affiliate’s withdrawal from the Plan.
(b)	Notwithstanding the fact that, for all other purposes of the Plan, the employee will be considered to be an Inactive Participant, so long as such employee remains an employee of the Affiliate, the withdrawal of the Affiliate:
(i)	Will not constitute an event under the Plan which enables the employee to receive a distribution of his Account; and
(ii)	The employee will continue to be credited with Hours of Service (for purposes of eligibility to participate under Article II and vesting under Article VII).
(c)	Until the occurrence of a distributable event under the Plan, as described in Article VII, the Account of an affected Inactive Participant will continue to be invested as if the Inactive Participant were an active Participant.
     Section D-4 Transfer of Employment of Inactive Participant to Employer. If an employee who became an Inactive Participant by virtue of the provisions of Section D-2 transfers employment to an Employer, such Inactive Participant will again become a Participant immediately on the date on which his employment with such Employer commences. The Participant’s Compensation Deferral Contributions and Catch-Up Contributions (and the

allocation of any Matching, Discretionary, or Regular Contributions) will be based on Total Compensation which is paid by the new Employer on and after the effective date of the Participant’s recommencement of participation in the Plan.
     Section D-5 Transfer of Employment of Active Participant From Employer. If an employee who is a Participant transfers employment from an Employer to an Affiliate that has not adopted or has withdrawn from the Plan, the Participant will become an Inactive Participant, as described in Section D-3, effective as of the effective date of the Participant’s transfer of employment. In connection therewith, all provisions of Section D-3 will apply to the Participant.
     Section D-6 Transfer of Employment Between Employers. If an employee who is a Participant transfers employment from one Employer to another Employer, such employee will continue to participate in the Plan without interruption. The Participant’s Compensation Deferral Contributions and Catch-Up Contributions and any allocation of Matching, Discretionary, or Regular Contributions attributable thereto will be based on Total Compensation which is paid by the new Employer on and after the effective date of the Participant’s transfer of employment.
     Section D-7 Company Action Binding on Other Employers. As long as the Company is the sponsor of the Plan, it is empowered to act for any other Employer in all matters relating to the Plan.
     Section D-8 Purpose. The provisions of this Supplement D will supersede the provisions of the Plan (except such provisions as impose conditions or limitations required by applicable law) to the extent necessary to eliminate any inconsistency between the Plan and this Supplement D.

Schedule 1 to Supplement D
Participating Affiliates and Participation Dates
(as of October 1, 2006)

Name of Affiliate or Branch	Date of Participation	Credit for Prior Service
First National Bank of Mishawaka	July 1, 1983	Eligibility and Vesting

Community State Bank of North Liberty	April 1, 1987	Eligibility and Vesting

Bremen State Bank	January 1, 1997	Eligibility and Vesting

Marshall County Bank	January 1, 1997	Eligibility and Vesting

Old Kent/Fifth Third Bank (2 branches)	July 28, 2001	Eligibility and Vesting

Citizens Financial Services, F.S.B. (2 branches)	September 29, 2001	Eligibility and Vesting

Standard Federal Bank (13 branches)	November 10, 2001	Eligibility and Vesting

Supplement E
Participant Loans
     Section E-1 Purpose. The Trustee may loan a portion of the Trust to a Participant from the Participant’s 401(k) Account (other than the Regular Contribution Account or the Money Purchase Plan Account) at the Committee’s direction in accordance with the terms of this Supplement E and the written loan policy established by the Committee. Loans will only be allowed for the reasons described in subsection 7.10(b)(ii).
     Section E-2 Application. To obtain a loan, a Participant must file an application with the Committee on a form supplied by the Committee. Only one application may be filed in any 12-month period.
     Section E-3 Loan Amounts. The minimum amount of any loan is $1,000. The maximum amount for any loan (when added to the outstanding balance of all other loans made to the Participant from any qualified plan maintained by an Affiliate) is the lesser of:
(a)	$50,000, reduced by the excess (if any) of:
(i)	The highest outstanding loan balance during the one-year period ending on the day before the date the loan is made, over

(ii)	The outstanding loan balance on the date the loan is made; or
(b)	Fifty percent (50%) of the amount the Participant would be entitled to from his 401(k) Account (other than his Regular Contribution and Money Purchase Plan Accounts) if he terminated his employment with the Affiliates on the date of the loan.
     Section E-4 Loan Provisions. Each loan must:
(a)	Be evidenced by a written note which bears interest at a reasonable rate determined by the Committee pursuant to the loan policy;
(b)	Be repaid in substantially equal installments, not less frequently than quarterly as specified in the loan policy, over a period specified in the written note not to exceed five (5) years (except that a loan used by the Participant to acquire or construct his principal residence may be repaid over a period not to exceed 15 years);

(c)	Be secured by the Participant’s Account; and

(d)	Evidence the Participant’s pledge of his Account as security for the loan.
     Section E-5 Default. In the event the Participant fails to make a loan payment when due, the unpaid balance of the loan (including any accrued interest) will become due and payable

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immediately without demand or notice. The Committee, in its sole discretion, and at its option, may then demand payment of the balance due under the preceding sentence. The Participant will also be required to pay any reasonable costs incurred by the Committee to collect any amount due and payable under this Supplement. Neither a delay nor omission by the Committee exercising any right or remedy or a single or partial exercise of a right or remedy will operate as a waiver of that right or remedy or will preclude the further exercise of that or any other right or remedy.
     Section E-6 Other Requirements and Procedures. The application and grant of any loan will be subject to such additional rules as may be established by the Committee under the loan policy and communicated to Participants in writing, subject to the following:
(a)	A loan to a Participant will be made from that Participant’s 401(k) Account and will be treated as an investment of the 401(k) Account. Consequently, the loan balance will be treated as if it were a separate Investment Fund under Section 6.5, with interest payments treated as earnings to be credited to the Participant’s 401(k) Account under Section 5.3.
(b)	If any portion of a loan (including any accrued interest) is unpaid at the time the Participant or his Beneficiary is to receive a distribution under Article VII, the Participant’s Account will be reduced prior to the distribution by the lesser of (i) the outstanding loan balance (including any accrued but unpaid interest), or (ii) the amount of the distribution to be made.
(c)	Loan repayments will be suspended under the Plan during qualifying military service as permitted under Code Section 414(u).

E-2

Supplement F
Minimum Required Distributions
     Section F-1 Time and Form of Payment of Minimum Required Distributions.
(a)	The Participant’s entire Account will be distributed to the Participant no later than the Participant’s required beginning date as specified in subsection 7.5(e).
(b)	If the Participant dies before distribution is made, the Participant’s entire Account will be distributed, no later than as follows:
(i)	If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary (that is the individual who is designated as the primary Beneficiary under Section 7.7 and is the designated Beneficiary under Code Section 401(a)(9) and the regulations thereunder), distribution to the Surviving Spouse will be made by December 31 of the calendar year which immediately follows the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
(ii)	If the Participant’s Surviving Spouse is not the Participant’s sole designated primary Beneficiary, distributions to the designated Beneficiary will be made by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)	For purposes of calculating the minimum distribution on the death of a Participant for purposes of this Supplement, whether the Participant has a designated Beneficiary will be determined as of September 30 of the year which follows the year of the Participant’s death. If a designated Beneficiary disclaims his Plan benefit or has received his entire Plan benefit prior to such September 30, he will not be considered a designated Beneficiary as of such date. If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv)	If the Participant’s Surviving Spouse is the Participant’s sole designated primary Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection F-1(b), other than subsection F-1(b)(i), will apply as if the Surviving Spouse were the Participant.
For purposes of this subsection F-1(b) and Section F-3, unless subsection F-1(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection F-1(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection F-1(b)(i).

(c)	Unless the Participant’s Account is distributed in a single sum on or before the required beginning date, as of the first Distribution Calendar Year distributions will be made in accordance with Section F-2 and Section F-3. A “Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.
     Section F-2 Required Minimum Distributions During Participant’s Lifetime.
(a)	During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of (i) or (ii) below:
(i)	The quotient obtained by dividing the adjusted balance of the Participant’s Account by the distribution period specified in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9 using the Participant’s age as of his birthday in the Distribution Calendar Year. For purposes of this Supplement, the adjusted balance of a Participant’s Account is the adjusted balance thereof as of the last day of the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”), increased by the amount of any Company Contributions or Remainders allocated to the Account as of dates in the Valuation Calendar Year after the last day of the prior calendar year and decreased by distributions made in the Valuation Calendar Year after the last day of the prior calendar year, including any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
(ii)	If the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the adjusted balance of the Participant’s Account by the number specified in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the ages of the Participant and his spouse as of their respective birthdays in the Distribution Calendar Year.

(b)	Required minimum distributions will be determined under this Section beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
     Section F-3 Required Minimum Distributions After Participant’s Death.
(a)	Death On or After Date Distributions Begin.
(i)	If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the adjusted balance of the Participant’s Account by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
(A)	The Participant’s remaining life expectancy computed using the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9 is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	The Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse, computed using the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9 is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using his age as of his birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy, computed using the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)	If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the

Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)	Death Before Date Distributions Begin.
(i)	If the Participant dies before the date distribution is made or commenced and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the adjusted balance of the Participant’s Account by the remaining life expectancy of his designated Beneficiary, determined as provided in subsection F-3(a).
(ii)	If the Participant dies before distribution is made or commenced and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iii)	If the Participant dies before the date distribution is made or commenced, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions to him are required to begin under Section F-1, this subsection will apply as if the Surviving Spouse were the Participant.

Supplement G
Money Purchase Plan Account
     Section G-1 Purpose. The purpose of this Supplement G is to describe the special distribution rules for the Money Purchase Plan Account.
     Section G-2 Protected Benefits. The payment of a Participant’s Money Purchase Plan Account that is distributable under Section 7.5 will be paid as follows:
(a)	If the Participant’s Money Purchase Plan Account balance exceeds $5,000 on the date payment is to be made, that balance will be paid by purchase and distribution of an annuity subject to the following requirements:
(i)	Except as otherwise provided in paragraph (iv) below, if the Participant has a spouse to whom he is legally married as of the date payment of his Account is to commence, the Participant’s distributable Money Purchase Plan Account balance will be applied to purchase a fixed annuity that provides for the payment of an annuity for the life of the Participant with a survivor annuity payable for the life of his spouse which is equal to 50% of the annuity payable during the joint lives of the Participant and his spouse.
(ii)	In the event a Participant does not have a spouse as of the date payment of his Account is to commence, his distributable Money Purchase Plan Account balance will be applied to purchase an annuity that provides him with an annuity for his life.
(iii)	The premium paid to the insurance company for the annuity contract will be charged to the Participant’s Money Purchase Plan Account when paid. The Committee will direct the Trustee to cause the contract to be assigned or delivered to the person or persons then entitled to payments under it, but prior to assignment or delivery of the contract, it shall be rendered nontransferable and noncommutable.
(iv)	A Participant may elect not to receive distribution in the form of an annuity described in (i) or (ii) above, but to instead have his Money Purchase Plan Account distributed under subsection (b). The Participant’s election to waive the annuity must be made during the 90-day period ending on the date the payment of his Account commences. An election under this paragraph (iv) will be effective only if (1) the Participant has received the written explanation of the annuity (as described below), (2) the election designates the alternate payment method to be used and/or the alternate Beneficiary (which cannot be changed without spousal consent, unless the Participant’s spouse expressly indicates that a change may be made without his or her further consent), (3) the Participant’s spouse consents to the election in writing, and (4) that consent acknowledges the effect of the election and is witnessed by a Committee member or a Notary Public. At least 30 days before (but no earlier than 90 days before) the payment of a Participant’s Account is to commence, the Committee shall provide him with a written explanation of the terms and conditions of the annuity; the Participant’s right to make, and the effect of, an election to waive the annuity; the requirement of spousal consent to a waiver; and the Participant’s right to make, and the effect of, a revocation of a waiver. The 30-day notice period may be shortened as described in subsection 8.5(f) except it can be shortened to no less than seven days. An election under this paragraph may be revoked by a Participant at any time prior to the date the payment of his Account commences. Waivers and revocations of waivers may be made at any time any number of times during the applicable election period.
(b)	If the Participant’s Money Purchase Plan Account balance is $5,000 or less or if the Participant and his spouse, if any, waive the normal form of benefit pursuant to paragraph G-2(a)(iv), that balance will be paid in a single sum payment.
     Section G-3 Death Distribution Provisions. In the event of a Participant’s death, the payment of his Money Purchase Plan Account will be made in accordance with the following provisions:
(a)	If payments had commenced prior to the Participant’s death, any remaining payments will be continued under that form.
(b)	If payments had not commenced prior to the Participant’s death, payment will be made in the form selected by the Participant for his designated Beneficiary (or if no selection had been made, in a single payment).
(c)	Notwithstanding subsection (b), if a “Married Participant” (that is, a Participant who was married on the date of his death) dies prior to the commencement of the distribution of his Account under the Plan and the distributable benefit exceeds $5,000, his Money Purchase Plan Account will be applied to provide a pre-retirement survivor annuity unless he has made an election to waive this annuity under subsection (d). A “pre-retirement survivor annuity” is an annuity payable for the life of the Participant’s spouse.
(d)	A Participant may make a written election to waive the pre-retirement survivor annuity at any time on or after the first day of the Plan Year in which he attains age 35 years. If the Participant terminates his employment with an Affiliate prior to attaining age 35, the waiver election may be made on or after his termination date. A waiver election will be effective only if (i) the Participant has received the written explanation of the pre-retirement survivor annuity (as described below), (ii) the Participant specifically designates his Beneficiary (which designation cannot be changed without spousal consent, unless the Participant’s spouse expressly indicates that a change may be made without his or her further consent), (iii) the Participant’s spouse consents to the election in writing, and (iv) that consent acknowledges the effect of the election and is witnessed by a Committee member or a Notary Public. The Committee will provide the Participant, within the “applicable period,” with a written explanation of the terms and conditions of the pre-retirement survivor annuity; the Participant’s right to make, and the effect of, an election to waive the pre-retirement survivor annuity; the requirement of spousal consent to a waiver; and the Participant’s right to make, and the effect of, a revocation of a waiver. The “applicable period” means whichever of the following periods that ends last: (i) the period beginning with the first day of the Plan Year preceding the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year which precedes the Plan Year in which the Participant attains age 35; (ii) the period beginning one-year before and ending one-year after the Participant becomes a Participant in the Plan; or (iii) the period beginning one-year before and ending one-year after Code Section 401(a)(11) applies to the Participant. If the Participant terminates his employment prior to attaining age 35, the “applicable period” means the period beginning one-year before and ending one-year after the Participant’s termination date. An election under this subsection may be revoked by a Participant at any time prior to his death. If a Participant has elected to waive the pre-retirement survivor annuity, his Account will be distributed in accordance with subsection (b). Waivers and revocations of waivers may be made at any time any number of times during the applicable period.
(e)	A Participant may also make a written election to waive the pre-retirement survivor annuity prior to the waiver permitted under subsection (d) above, provided that the written explanation and spousal consent requirements of subsection (d) are satisfied. A waiver made by a Participant under this subsection (e) will become invalid on the first day a waiver could be made by that Participant under subsection (d).

Supplement H
Section 1042 Non-Allocation Requirements
     Section H-1 Purpose. The purpose of this Supplement H is to set forth the special “non-allocation rule” in cases where a shareholder sells Company Stock to the ESOP Account in a transaction to which Code Sections 409(n) and 1042 apply. The provisions of this Supplement H will not apply so long as Company Stock is readily tradable on an established securities market.
     Section H-2 Nonallocation Requirements. No portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue (or may be allocated directly or indirectly under any other plan of the Company which meets the requirements of Code Section 401(a)):
(a)	during the Nonallocation Period, for the benefit of:
(i)	Any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock, or
(ii)	Any individual who is related to the taxpayer (within the meaning of Code Section 267(b)); or
(b)	for the benefit of any other person who owns (after the application of Code Section 318(a) without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of
(i)	Any class of outstanding stock of the Company or of any corporation which is a member of the same controlled group of corporations with the Company (within the meaning of Code Section 409(l)(4)); or
(ii)	The total value of any class of outstanding stock of the Company or any such corporation.
(c)	For purposes of this subsection,
(i)	The term “Nonallocation Period” means the period beginning on the date of the sale of Company Stock to the Plan and ending on the later of the date which is ten years after the effective date of such sale or the date of the allocation of Company Stock under this Section attributable to the final payment of the Loan incurred in connection with such sale.
(ii)	A person will not be treated as a more than 25 percent shareholder if such person does not own, under the provisions of Code Section 318, specified in subsection H-2(a)(ii), at any time during the one-year period ending on the date of the sale of Company Stock to the Plan or on the effective date

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of the allocation of Company Stock to the Company Stock Accounts of Participants, more than 25 percent of the stock described in subsection H-2(b)(i) and subsection H-2(b)(i).
(d)	The provisions of this Supplement H regarding the nonallocation of Company Stock to certain individuals who are related to a taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock, will not apply to an employee if:
(i)	Such employee is a lineal descendent of the taxpayer; an
(ii)	The aggregate fair market value, determined under Section 6.2, of Company Stock allocated to the Company Stock Accounts of all such lineal descendants during the Nonallocation Period, does not exceed more than five percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 applied.

H-2

Supplement I
Exempt Loans
     Section I-1 Loans.
(a)	The Trustee may incur a Loan only as directed by the Committee. The term “Loan” means any loan, extension of credit or purchase money transaction, as described in Code Section 4975(d)(3) and Treasury Regulation Section 54.4975-7(b)(1)(iii), to the Trustee which is made or guaranteed by a disqualified person (within the meaning of Code Section 4975(e)(2)), including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee, or the use of assets of a disqualified person (within the meaning of Code Section 4975(e)(2)) as collateral for a loan. Any such Loan will be used primarily for the benefit of Participants and their Beneficiaries.
(b)	The proceeds, if any, of any such Loan will be used, within a reasonable time after the Loan is obtained, only to purchase Company Stock, repay the Loan, or repay any prior Loan. Any such Loan will provide for no more than a reasonable rate of interest (as determined under Treasury Regulation Section 54.4975-7(b)(7)) and must be without recourse against the Plan. The number of years to maturity under the Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral on a Loan are shares of Company Stock acquired with the proceeds of the Loan and shares of Company Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. Such Company Stock so pledged will be placed in the suspense account provided for in Section 6.4. No person entitled to payment under a Loan will have recourse against Trust assets other than such collateral, contributions (other than contributions of Company Stock) that are available under the Plan to meet obligations under the Loan, and earnings attributable to such collateral and the investment of such contributions.
(c)	Subject to the limitations of Code Section 404, all Company Contributions paid during the Plan Year in which a Loan is made (whether before or after the date the proceeds of the Loan are received), all Company Contributions paid thereafter until the Loan has been repaid in full, all earnings from the investment of such Company Contributions, all cash dividends on shares of Company Stock that have not been allocated to Participants’ Company Stock Accounts and all cash dividends on shares of Company Stock that have been allocated to Participants’ Company Stock Accounts, will be available to meet obligations under the Loan as such obligations accrue, or prior to the time such obligations accrue, unless otherwise provided by the Company at the time any such contribution is made or, with respect to cash dividends on Company Stock, unless otherwise determined by the Committee in its discretion.

(d)	Any pledge of Company Stock must provide for the release of shares so pledged upon the payment of any portion of the Loan. The number of shares to be released will be determined by the Committee under whichever of the following two methods is permissible based upon the terms of the Loan:
(i)	If the Loan provides annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of principal and interest over ten years, then for each Plan Year during the duration of the Loan, the number of shares of Company Stock released from such pledge will equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the principal paid for such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. To the extent that the net proceeds received by the Plan in respect of any Loan exceed the stated principal amount of the Loan, that portion of any interest payment that would be deemed to be a repayment of principal under standard loan amortization tables will be treated as principal paid or principal to be paid, as the case may be, for purposes of the above calculation. This subsection will not be applicable to a Loan from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Loan, the renewal period, the extension period and the duration of a new Loan exceeds ten years.
(ii)	If the Loan does not satisfy the conditions stated in subsection I-1(d)(i), then for each Plan Year during the duration of the Loan, the number of shares of Company Stock released from such pledge will equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extensions or renewal periods. If interest on any Loan is variable, the interest to be paid in future years under the Loan will be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.
(iii)	Should a Loan initially satisfying the conditions stated in subsection I-1(d)(i) at some subsequent date cease to satisfy the conditions of such subsection, by reason of a renewal, extension, or refinancing of the Loan, then subsection I-1(d)(ii) will be applied in determining the shares released upon payment of any principal or interest after such date.
     Section I-2 Loan Payments.
(a)	Payments of principal and interest on any Loan during a Plan Year may be made by the Trustee (as directed by the Committee) from:
(i)	Company Contributions to the Trust made to meet the Plan’s obligation under a Loan (other than contributions of Company Stock) and from any earnings attributable to Company Stock held as collateral for a Loan and investments of such Company Contributions (both received during or prior to the Plan Year);
(ii)	Amounts allocated to Participants’ Other Investments Accounts, to the extent allowable under Treasury Regulation Section 54.4975-7(b)(5) and subsection 5.13(b);

(iii)	The proceeds of a subsequent Loan made to repay a prior Loan;
(iv)	The proceeds of the sale of any Company Stock held as collateral for a Loan; and
(v)	Pursuant to Treasury Regulation Section 54.4975-11(d)(3), cash dividends on Company Stock acquired with the proceeds of the Loan to the extent not subject to Participant election under Section 5.13 or allocated as income of the Plan under Section 5.3. Such contributions and earnings will be accounted for separately by the Plan until the Loan is repaid.
(b)	Company Stock released by reason of the payment of principal or interest on a Loan from amounts allocated to Participants’ Other Investments Accounts or the Company Contributions Account will immediately upon payment be allocated as set forth in Article V to the corresponding Participants’ Company Stock Accounts or the Company Contributions Account.
(c)	The Company will contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Loans as they come due; provided, however, that no such contribution will exceed the limitations contained in Section 5.12. In the event that such contributions, by reason of the limitations in Section 5.12, are insufficient to enable the Trust to pay principal and interest on such Loan as it is due, then upon the Trustee’s request, the Company will:
(i)	Make a Loan to the Trust as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments. Such new Loan will also meet all requirements of an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and will be subordinated to the prior Loan. Company

Stock released from the pledge of the prior Loan will be pledged as collateral to secure the new Loan. Such Company Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the Plan;
(ii)	Purchase any Company Stock pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan will meet the requirements of ERISA Section 408(e) and the Department of Labor Regulations promulgated thereunder; or
(iii)	Any combination of the foregoing; provided, however, that the Company will not, pursuant to the provisions of this subsection, do, fail to do, or cause to be done any act or thing which would result in a disqualification of the Plan as an employee stock ownership plan under the Code.
(d)	Notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Code Section 4975(e)(7), or any repayment of a Loan, no shares of Company Stock acquired with the proceeds of a Loan obtained by the Trust to purchase Company Stock may be subject to a put, call or other option, or buy-sell or similar arrangement while such shares are held by and when distributed by the Plan.
(e)	Notwithstanding any provision of the Plan to the contrary, in the event the Plan (or the ESOP Component) is terminated, any shares of Company Stock pledged as collateral for a Loan and held in the suspense account provided for in Section 6.4 (or the proceeds of the sale of such Company Stock) will be applied to repay the outstanding balance of the Loan. Any shares of Company Stock or cash proceeds from the sale thereof which remain in the suspense account after repayment of the Loan will be allocated to Participants who are actively employed on the effective date of termination of the Plan in the ratio that the adjusted balance of each eligible Participant’s Company Stock and Other Investments Accounts bears to the adjusted balance of the Company Stock and Other Investments Accounts of all Participants entitled to share in such allocation. Provided, however, such allocation will be subject to the requirements of Code Section 401(a)(4) and the regulations promulgated thereunder.

In the event an allocation would not satisfy the requirements of the preceding sentence, the Committee will, on a nondiscriminatory basis, adjust the allocation to the extent necessary to satisfy the requirements of Code Section 401(a)(4). Such ratio will be calculated after completion of the allocations prescribed in Article V for the Plan Year in which the effective date of the termination of the Plan occurs and the completion of any subsequent allocations in succeeding Plan Years. Such allocation(s) will be made as of the Accounting Date(s) which coincides with or next follows the effective date of the Plan termination.

I-4